                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

| |      Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to ss. 240.14a-12


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:


                  ..............................................................

         (2)      Aggregate number of securities to which transaction applies:


                  ..............................................................


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):


                  ..............................................................

         (4)      Proposed maximum aggregate value of transaction:


                  ..............................................................

         (5)      Total fee paid:


                  ..............................................................

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  ..............................................................

         (2)      Form, Schedule or Registration Statement No.:

                  ..............................................................

         (3)      Filing Party:

                  ..............................................................

         (4)      Date Filed:

                  ..............................................................

                              [LETTERHEAD OF ABFS]





Dear Stockholder:

         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of American Business Financial Services, Inc. ("ABFS" or the "Company") which will be held on December 31, 2003 at 9:00 A.M. (Eastern Standard Time) at the offices of ABFS, The Wanamaker Building, 100 Penn Square East, Philadelphia, PA 19107. The official notice of the Annual Meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

         In addition to the election of directors and ratification of auditors, stockholders are being asked to approve (i) an amendment to and the restatement of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 9,000,000 to 209,000,000;
(ii) an amendment to and the restatement of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 3,000,000 to 203,000,000; and (iii) a proposal to issue shares of 10.0% Series A convertible preferred stock in connection with the exchange offer described below and shares of common stock issuable upon the conversion of 10.0% Series A convertible preferred stock. The Company's board of directors is submitting the foregoing proposals to stockholders for their approval in connection with the Company's offer to exchange up to $100,000,000 in aggregate principal amount of senior collateralized subordinated notes and/or up to 200,000,000 shares of 10.0% Series A convertible preferred stock for up to $200,000,000 in aggregate principal amount of investment notes issued prior to April 1, 2003, as more fully described in the accompanying proxy statement.

         Whether or not you expect to attend the Annual Meeting in person, it is important that your shares be voted at the Annual Meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

                                        Sincerely,



                                        Anthony J. Santilli
                                        Chairman and Chief Executive Officer

                   American Business Financial Services, Inc.
                             The Wanamaker Building
                              100 Penn Square East
                             Philadelphia, PA 19107

                          ----------------------------

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                          to be held December 31, 2003

TO OUR STOCKHOLDERS:

         Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of American Business Financial Services, Inc. (the "Company" or "ABFS") will be held on December 31, 2003 at 9:00 A.M. (Eastern Standard Time), at the offices of ABFS, The Wanamaker Building, 100 Penn Square East, Philadelphia, PA 19107 for the following purposes:

         1. to elect four directors named herein to serve for the terms described in the accompanying proxy statement and until their successors are elected and qualified;

         2. to approve an amendment to and the restatement of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 9,000,000 to 209,000,000 shares, as more fully described in the accompanying proxy statement;

         3. to approve an amendment to and the restatement of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 3,000,000 to 203,000,000 shares, as more fully described in the accompanying proxy statement;

         4. to approve a proposal to issue shares of 10.0% Series A convertible preferred stock in connection with the exchange offer and shares of common stock issuable upon the conversion of 10.0% Senior A convertible preferred stock, as more fully described in the accompanying proxy statement;

         5. to ratify the appointment of BDO Seidman, LLP to serve as the Company's independent public accountants for fiscal 2004; and

         6. to act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         The Board of Directors is not aware of any other business to come before the Annual Meeting.

         The Board has fixed December 11, 2003 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY.

         A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors,


                                        Stephen M. Giroux
                                        Secretary

Philadelphia, Pennsylvania
December 11, 2003

                   American Business Financial Services, Inc.
                             The Wanamaker Building
                              100 Penn Square East
                             Philadelphia, PA 19107

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

         The accompanying proxy is solicited by and on behalf of the Board of Directors of American Business Financial Services, Inc. (the "Company" or "ABFS") for use at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 31, 2003 at 9:00 A.M. (Eastern Standard Time) at the offices of ABFS, The Wanamaker Building, 100 Penn Square East, Philadelphia, PA 19107 and at any postponement or adjournment thereof. The approximate date on which this proxy statement and the accompanying form of proxy will first be sent or given to stockholders is December 11, 2003.

         Sending in a signed proxy will not affect the stockholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, delivering a later dated proxy or giving written notice to the Secretary of ABFS at any time before the proxy is exercised.

         The expense of the proxy solicitation will be borne by ABFS. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of ABFS and its subsidiaries without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of the Company's common stock, par value $0.001 per share ("Common Stock"), ABFS is required to pay the reasonable expenses incurred by such record holders for mailing proxy materials and annual stockholder reports to any beneficial owners of Common Stock.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock for election of the nominees for director hereinafter named.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) matters which ABFS has not received notice by September 19, 2003; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the Annual Meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         ABFS is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) and that are not referred to in the enclosed notice of the Annual Meeting.

         ABFS had 2,946,892 shares of Common Stock outstanding at the close of business on December 11, 2003 (the "Record Date").

         In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of Common Stock at the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes. A broker non-vote occurs when shares held by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

         Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. The election of directors will be determined by a plurality vote. The affirmative vote of a majority of the outstanding shares of the Company is required to approve each of the proposals to amend and restate the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of common and preferred stock ("Proposal 2 and Proposal 3"). The approval by a majority of the total votes cast at the Annual Meeting, in person or by proxy, is required for the approval of a proposal to issue shares of 10.0% Series A convertible preferred stock (the "Series A Preferred Stock") in connection with the Exchange Offer, as defined below, and shares of Common Stock issuable upon the conversion of the Series A Preferred Stock ("Proposal 4"). The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required to ratify the appointment of the Company's independent public accountants ("Proposal 5"), and any other business matters properly brought before the Annual Meeting. Under the Delaware General Corporation Law, an abstention or withholding of authority to vote on any proposal, other than for the election of directors, will have the same legal effect as an "against" vote. Broker non-votes do not count as votes against any proposal or matter at the Annual Meeting, except for Proposals 2 and 3.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of the Record Date, the beneficial ownership of ABFS' Common Stock: (i) by each person known by the Company to be the beneficial owner of five percent or more of ABFS' outstanding Common Stock,
(ii) by each director and nominee for director of ABFS, (iii) by each executive officer whose compensation exceeded $100,000 during fiscal 2003 (the "Named Officers"), and (iv) by the directors, director nominees and executive officers of ABFS as a group. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The business address of the officers and directors of ABFS is that of ABFS.

                   Name, Position and Address                           Number of Shares            Percentage
                       of Beneficial Owner                           Beneficially Owned(1)           of Class
-----------------------------------------------------------------    -----------------------      -----------------
Dimensional Fund Advisors Inc.                                               167,903 (2)                 5.7%
1299 Ocean Avenue - 11th Floor
Santa Monica, CA  90401

Anthony J. Santilli, Chairman, President,                                  1,197,281 (3) (4)             39.5%
Chief Executive Officer, Chief Operating
Officer and Director, and
Beverly Santilli, President of American Business Credit, Inc.
and First Executive Vice President of the Company

Michael R. DeLuca, Director                                                  259,507 (5)                  8.7%

Harold E. Sussman, Director                                                  143,822 (6)                  4.8%

Leonard Becker, Director                                                     155,291 (7)                  5.2%

Jerome H. Miller, Director                                                    31,169 (8)                  1.1%

Warren E. Palitz, Director                                                     9,712 (9)                    *

Jeffrey S. Steinberg, Director                                                 2,000 (9)                    *

Jeffrey M. Ruben                                                              74,988 (10)                 2.5%
Executive Vice President

Albert W. Mandia                                                              56,645 (11)                 1.9%
Executive Vice President and Chief Financial Officer

Milton Riseman                                                                 3,608 (12)                   *
Chairman of Consumer Mortgage Group

Stephen M. Giroux
Executive Vice President, General Counsel and Secretary                        5,380 (13)                   *

All executive officers and directors as a group                            1,939,403 (14)                59.6%
(12 persons)

-------------------
*    Less than 1%.

-------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities. The share numbers in the table above may, as indicated in the appropriate footnotes, include shares held in the Company's 401(k) Plan. The number of shares held in the Company's 401(k) Plan is based on the value of the units held as of the last 401(k) Plan statement dated September 30, 2003 divided by the closing price of the Company's Common Stock as reported on the NASDAQ National Market System for September 30, 2003.

(2) In an Amendment to Schedule 13G filed on February 10, 2003, Dimensional Fund Advisors Inc., as investment advisor to four investment companies and as investment manager to other commingled group trusts and separate accounts, reports sole voting and dispositive power over 167,903 shares of Common Stock. In this Amendment to Schedule 13G, Dimensional Fund Advisors Inc. disclaims beneficial ownership with respect to these shares of Common Stock.

(3) Includes 1,099,016 shares of Common Stock held directly by Mr. and Mrs. Santilli as joint tenants with right of survivorship, 3,097 shares of Common Stock held through the Company's 401(k) Plan and 10,985 shares held in trust by Mr. Santilli, Mrs. Santilli and Raymond Bucceroni for the benefit of Luc Armon Santilli, Mr. and Mrs. Santilli's child.

(4) Includes options to purchase 47,037 shares of Common Stock awarded to Mr. Santilli pursuant to the Company's stock option plans, all of which are exercisable within 60 days of the Record Date. Includes options to purchase 37,146 shares of Common Stock awarded to Mrs. Santilli pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date. Excludes options to purchase 4,840 shares of Common Stock which are not exercisable within 60 days of the Record Date.

(5) Includes 171,898 shares of Common Stock held by the DeLuca Family Partnership LP over which Mr. DeLuca holds voting and/or dispositive power and options to purchase 47,037 shares of Common Stock awarded pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date. Also includes 40,572 shares of Common Stock held by the Michael R. DeLuca Trust. Mr. DeLuca disclaims beneficial ownership of the shares held by the Michael R. DeLuca Trust.

(6) Includes 96,785 shares of Common Stock held directly and options to purchase 47,037 shares of Common Stock awarded pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date.

(7) Includes 136,839 shares of Common Stock held directly and options to purchase 18,452 shares of Common Stock awarded pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date.

-------------------
(8) Includes 20,169 shares of Common Stock held directly. Includes options to purchase 11,000 shares of Common Stock awarded pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date.

(9)  All shares held directly.

(10) Includes 13,566 shares of Common Stock held directly, 9,756 shares of Common Stock held through the Company's 401(k) Plan, and options to purchase 51,666 shares of Common Stock awarded to Mr. Ruben pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date. Excludes options to purchase 14,520 shares of Common Stock which are not exercisable within 60 days of the Record Date.

(11) Includes 9,076 shares of Common Stock held directly, 1,809 shares of Common Stock held through the Company's 401(k) Plan, and options to purchase 45,760 shares of the Company's Common Stock awarded to Mr. Mandia pursuant to the Company's stock option plans which are exercisable within 60 days of the Record Date. Excludes options to purchase 14,520 shares of the Company's Common Stock which are not exercisable within 60 days of the Record Date.

(12) Includes 3,608 shares of Common Stock held directly. Excludes options to purchase 50,000 shares of Common Stock which are not exercisable within 60 days of the Record Date.

(13) Includes 1,217 shares of Common Stock held directly, 1,193 shares of Common Stock held through the Company's 401(k) Plan, and options to purchase 2,970 shares of Common Stock awarded to Mr. Giroux pursuant to the Company's stock option plans which are exercisable within 60 days of the Record
     Date. Excludes options to purchase 2,805 shares of Common Stock which are not exercisable within 60 days of the Record Date.

(14) Includes options to purchase 308,105 shares of Common Stock awarded to the Company's directors and officers pursuant to the Company's stock option plans which are exercisable within 60 days of the Record Date. Excludes options to purchase 86,685 shares of Common Stock awarded to the Company's directors and officers pursuant to the Company's stock option plans which are not exercisable within 60 days of the Record Date.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation currently provides that the Board shall consist of not less than one nor more than fifteen directors and that within these limits the number of directors shall be as established by the Board. The Board has set the number of directors at seven. The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, having staggered terms of office, which are as equal in number as possible. The members of each class of directors are to be elected for a term of three years or until their successors are elected and qualified. The Company's Certificate of Incorporation does not permit stockholders to cumulate their votes for the election of directors.

         The nominating committee has nominated Messrs. DeLuca, Palitz and Steinberg for terms of 3 years expiring in 2006. The nominating committee has also nominated Mr. Sussman for a term of 1 year expiring in 2004 replacing Mr. Kaufman who resigned in November 2003.

         The following table sets forth certain information, as of the Record Date, regarding the Company's Board of Directors. The Board has nominated the nominees named below, which nominees are currently serving as directors and have indicated their willingness to continue serving as directors. The Board knows of no reason why such nominees would be unable to serve as directors. If either of the nominees should for any reason becomes unable to serve, then valid proxies will be voted for the election of such substitute nominee as the Board of Directors may designate or the Board may reduce the number of directors to eliminate the vacancy.

                                                        Position(s) Held            Director       Term to
                Name                  Age (1)            in the Company               Since         Expire
----------------------------------    -------  ------------------------------       --------       -------
                                                  Nominees
Michael R. DeLuca.................      72     Director                               1993          2006
Warren E. Palitz..................      59     Director                               2003          2006
Jeffrey S. Steinberg..............      55     Director                               2003          2006
Harold E. Sussman.................      78     Director                               1993          2004

                                        Directors Remaining in Office

Anthony J. Santilli...............      61     Chairman, President, Chief             1993          2004
                                               Executive Officer, Chief
                                               Operating Officer and Director
Leonard Becker....................      80     Director                               1993          2005
Jerome H. Miller..................      70     Director                               2002          2005

-------------------
(1)  As of the Record Date.

         The principal occupation of each director of the Company and each of the nominees for director is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

         Anthony J. Santilli is the Company's Chairman, President, Chief Executive Officer and Chief Operating Officer and is an executive officer of the Company's subsidiaries. He has held these positions since early 1993 when the Company became the parent company of American Business Credit, Inc. He has been an executive officer of American Business Credit, Inc. since June 1988 and of each of the other subsidiaries since their formation. Prior to the founding of American Business Credit, Inc. in 1988, Mr.

Santilli was Vice President and Department Head of the Philadelphia Savings Fund Society, a savings association, referred to as PSFS in this document. As such, Mr. Santilli was responsible for PSFS' commercial relationships with small and middle market business customers. Mr. Santilli also served as the Secretary of PSFS' Asset/Liability Committee from May 1983 to June 1985 and as the Secretary of PSFS' Policy Committee from June 1986 to June 1987. Mr. Santilli is the husband of Beverly Santilli.

         Leonard Becker is a self-employed real estate investor, a position he has held since 1980. Mr. Becker was a former 50% owner and officer of the SBIC of the Eastern States, Inc., a federally licensed small business corporation which made medium term loans to small business concerns from 1967 to 1980. For the last 30 years, Mr. Becker has been heavily involved in the investment in and management of real estate, and has been involved in the ownership of numerous shopping centers, office buildings and apartments. Mr. Becker formerly served as a director of Eagle National Bank and Cabot Medical Corp. and was a founding director in each of these corporations. Mr. Becker is also a director of Universal Display Corporation.

         Michael R. DeLuca is Chief Executive Officer and a director of Lux Products Corporation, a manufacturer and merchandiser of thermostats and timers, a position he has held since 1991. Mr. DeLuca was President, Chairman of the Board, Chief Executive Officer and a former owner of Bradford-White Corporation, a manufacturer of plumbing products from 1982 to the end of 1991. Presently, Mr. DeLuca serves as a Director of BWC-West, Inc., Bradford-White International.

         Jerome H. Miller, D.O., is currently the medical director of GE Financial Assurance Co., which provides claim review services for insurance companies affiliated with General Electric Co. Dr. Miller has held this position since August of 2001. From February 1996 through July 2001, Dr. Miller was a physician in the FRD Health System, a family medical practice. Prior to that time, Dr. Miller was a private practitioner.

         Warren E. Palitz is currently a Vice President and registered representative with Greentree Brokerage Services, Inc., a securities brokerage firm. From 2001 until July 2003, Mr. Plaitz was a private investor. From 1994 until 2001, Mr. Palitz was an independent investment advisor who provided investment advisory services on a transactional basis to S.W. Ryan & Co., a registered securities broker-dealer. Mr. Palitz currently serves on the Advisory Board of the Rittenhouse Trust Company and is a member of the Board of Directors and Compensation Committee of BFS Entertainment & Multimedia Limited, a publicly traded company listed on the Toronto Stock Exchange.

         Jeffrey S. Steinberg is currently an independent financial advisor. From 2002 to April 2003, he held the position of Financial Advisor with DERMDx Corp., a provider of dermatology services. From 2000 to 2002, Mr. Steinberg served on the Board of Directors of Northwestern Human Services, a provider of health care services, and held the position of Chief Financial Officer and Treasurer with that company. From 1999 to 2000, Mr. Steinberg served as the Chief Financial Officer of Qualtronics Corp., a manufacturer of printed circuit boards, and from 1995 to 1999 he was an audit partner of Grant Thornton, LLP, an independent public accounting and consulting firm.

         Harold E. Sussman is currently retired. From 1972 until December 31, 2002, Mr. Sussman was a partner in the real estate firm of Lanard & Axilbund, Inc., a major commercial and industrial real estate brokerage and management firm in the Delaware Valley, Pennsylvania and Fort Lauderdale and Miami, Florida.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR DIRECTOR.

Board, Committees and Attendance at Meetings

         The Board of Directors of the Company held eight meetings during the fiscal year ended June 30, 2003. During fiscal 2003, no director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees of the Board of Directors on which he served. The following is a description of each of the committees of the Board of Directors of the Company.

         Audit Committee. The members of the Audit Committee are Messrs. DeLuca, Steinberg and Becker. As of March 20, 2003, Mr. Steinberg replaced Mr. Sussman as a member of the Audit Committee. The Audit Committee reviews the Company's audited financial statements and makes recommendations to the Board concerning the Company's accounting practices and policies and the selection of independent accountants. The Audit Committee met seven times during the year ended June 30, 2003. The Board of Directors adopted an Audit Committee Charter on May 24, 2000, a copy of which was attached as Appendix C to the proxy statement filed with the SEC on October 29, 2001. All members of the audit committee are independent as defined in NASDAQ Rule 4200(a)(14).

         Compensation Committee. The members of the Compensation Committee are Messrs. Becker, DeLuca, Miller and Sussman who joined the Compensation Committee as of March 20, 2003. The Compensation Committee is authorized to review salaries, bonuses and other compensation for the executive officers and administers the Company's stock option and other stock-based compensation plans. The Compensation Committee held one meeting and took four actions by unanimous written consent, during the year ended June 30, 2003.

         Executive Committee. In fiscal 2003, the members of the Executive Committee were Messrs. Santilli, Kaufman and Becker. As of November 25, 2003, Messrs. Santilli, Deluca, Palitz and Steinberg served as members of the Executive Committee. The Executive Committee is empowered by the Board to act in its stead between meetings of the Board. The Executive Committee did not meet during the year ended June 30, 2003.

         Nominating Committee. In fiscal 2003, the Company established a Nominating Committee comprised of directors Becker, DeLuca and Miller. The Nominating Committee is responsible for selecting the Company's nominees for director. The Nominating Committee did not meet during the year ended June 30, 2003.

Audit Committee Report

         On August 20, 2003, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with its independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and a confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

                             The Audit Committee

Michael R. DeLuca               Leonard Becker              Jeffrey S. Steinberg

Compensation of Directors

         General. During fiscal 2003, non-employee directors of the Company received an annual stipend of $66,000 and $2,000 for each Board and Board Committee meeting attended. Mr. Santilli, the only director who is also an officer of the Company, does not receive any separate fee for acting in his capacity as a director.

         1995 Non-Employee Director Plan. The Company adopted the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Non-Employee Director Plan") in order to attract, retain and motivate non-employee directors and encourage them to increase their ownership interest in the Company. This plan provided for the award of options to purchase up to 171,517 shares (as adjusted for all stock dividends) of the Company's Common Stock. Directors received grants under the 1995 Non-Employee Director Plan upon its adoption in 1995 and again in 1996. The Compensation Committee determined that no additional options would be granted under the 1995 Non-Employee Director Plan and no options have been granted since the 1996 grants. The 1995 Non-Employee Director Plan is administered by the Board of Directors.

         1999 Stock Option Plan. Directors are also eligible to receive grants of stock options under the 1999 Stock Option Plan. Directors received option grants under the 1999 Stock Option Plan during each fiscal year from 1999 through 2002. Directors did not receive a grant of options under the 1999 Stock Option Plan during the 2003 fiscal year. See " -- Executive Compensation" below for the description of the terms of the 1999 Stock Option Plan.

         Other Compensation. On February 11, 2003, the Board of Directors issued 2,000 shares of Common Stock to each of Warren E. Palitz and Jeffrey S. Steinberg in consideration for their Board service.

Executive Compensation

         The following table sets forth information regarding compensation paid by the Company and its subsidiaries to the Chief Executive Officer and each Named Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                        Annual Compensation                        Compensation Awards
                                -----------------------------------------  -----------------------------------------
                                                                                        Securities
                                                             Other Annual  Restricted   Underlying
           Name and                                          Compensation     Stock      Options/        All Other
      Principal Position        Year     Salary     Bonus         (1)        Award(s)     SARs(2)       Compensation
------------------------------  ----   ----------  --------- ------------  ----------   ----------      ------------
Anthony J. Santilli             2003   $  755,221  $ 229,639 (3)  --         --               0          $ 2,238 (9)
Chairman, President, Chief      2002      710,844    694,313      --         --          12,100 (4)        1,988
Executive Officer, Chief        2001      639,688    989,688      --         --          12,100 (5)        1,988
Operating Officer and Director

Beverly Santilli                2003   $  525,406  $ 126,500 (6)  --         --               0          $ 1,543 (9)
President of American           2002      494,500    483,000      --         --               0            1,360
Business Credit, Inc. and       2001      445,000    620,000      --         --               0              584
First Executive
Vice President

Jeffrey M. Ruben                2003   $  376,500  $  15,000 (7)  --         --               0          $ 1,988 (9)
Executive Vice President        2002      354,750    177,375      --         --               0            1,988
                                2001      322,500    161,250      --         --          24,200 (8)        2,100

Albert W. Mandia                2003   $  427,950  $  39,002 (10) --         --               0          $ 2,039 (9)
Executive Vice President and    2002      403,125    201,563      --         --               0            1,988
Chief Financial Officer         2001      366,250    183,125      --         --          24,200 (8)        1,506

Milton Riseman                  2003   $  399,250  $       0      --         --               0          $   725 (9)
Chairman of the Consumer        2002      376,250    188,125      --         --               0              729
Mortgage Group                  2001      346,250    173,125      --         --               0              729

-------------------
(1) Excludes perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of each Named Officer's total salary and bonus.
(2) Share and exercise price information contained in this table reflects all previously issued stock dividends.
(3) Includes $191,639 paid in fiscal year 2003 for performance results achieved during fiscal year 2002 and $38,000 paid in fiscal year 2003 for performance results achieved during the first quarter of fiscal year 2003.
(4) Represents an option to purchase 12,100 shares of Common Stock, granted to Mr. Santilli in fiscal 2002 at an exercise price of $14.46.
(5) Represents an option to purchase 12,100 shares of Common Stock granted to Mr. Santilli in fiscal 2001 at an exercise price of $5.27 per share.
(6) Entire bonus paid in fiscal year 2003 for performance results achieved during fiscal year 2002.
(7) Represents transaction based award paid during first quarter of fiscal 2003, not award under the Executive Management Incentive Plan.
(8) Represents an option to purchase 24,200 shares of Common Stock at an exercise price of $5.06 per share. Such option vests in annual increments of 20% over a five-year period which commenced January 2, 2001.
(9) Represents the Company's contributions to the 401(k) Plan on behalf of each Named Officer.
(10) Represents a transaction based award for services in fiscal 2002 valued at $14,002 and a transaction based award paid October 2002 for services in the first quarter of fiscal 2003, not awards under the Executive Management Incentive Plan.

         Executive Management Incentive Plan. During fiscal 1997, the Board of Directors adopted an Executive Management Incentive Plan for the benefit of certain officers of the Company and its subsidiaries, including certain of the Company's executive officers. The plan, which was amended in fiscal 2002, is intended to motivate management toward the achievement of the Company's business goals and objectives by rewarding management in the form of annual bonuses if certain established Company and individual goals are attained. No bonus is payable under this plan unless the corporate financial goals are reached, subject to exceptions at the Board's discretion. Selected officers at the level of Senior Vice President and above are eligible to participate in the plan. Bonuses are determined based upon the achievement of qualitative and quantitative individual, departmental and Company goals pursuant to a formula under which various factors are weighted with the maximum award based upon the selected officer's position and contribution to the Company's overall performance. Bonuses may be prorated to the extent an eligible participant has not been employed by the Company for a full 12-month period and may be paid in cash, in shares of Common Stock, or a combination of cash and Common Stock. The Executive Management Incentive Plan does not include Mr. Santilli and Mrs. Santilli, as their annual cash bonus is determined in accordance with the terms of their respective employment agreements. Mr. Ruben's employment agreement provides that his participation in any cash bonus plans of the Company is to be determined by the Board of Directors. The employment agreements of Messrs. Mandia and Riseman provide for each to receive a cash bonus of up to 50% of his respective salary if the Company achieves goals set for purposes of the Executive Management Incentive Plan.

         1993 Stock Option Plan. In 1993, the Company adopted, and the stockholders approved, the Company's Amended and Restated Stock Option Plan (the "1993 Stock Option Plan"). In September 2002 the Compensation Committee of the Board of Directors (the "Compensation Committee") determined that no further grants would be made under the 1993 Stock Option Plan.

         The 1993 Stock Option Plan provided for the award of options to purchase up to an aggregate of 876,645 shares of Common Stock (as adjusted for all subsequent stock dividends). Officers and key employees of the Company were eligible to receive grants under the 1993 Stock Option Plan. Although no further grants will be made under the 1993 Stock Option Plan, the Compensation Committee will continue to administer the 1993 Stock Option Plan until all outstanding options have expired or been exercised. The Compensation Committee has the discretion to interpret provisions of the 1993 Stock Option Plan and to make all other determinations necessary or advisable.

         1999 Stock Option Plan. Under the Amended and Restated 1999 Stock Option Plan ("1999 Stock Option Plan"), an aggregate of 825,000 shares (as adjusted for all stock dividends) of Common Stock was originally authorized for issuance. Options for 234,704 shares of Common Stock (as adjusted for all stock dividends) remain available for grant at June 30, 2003.

         All of the Company's officers, directors, important consultants and key employees are eligible to receive an option under the 1999 Stock Option Plan which provides for the grant of options intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code (the "Code") and options not intended to qualify as Incentive Stock Options ("Non-Qualified Stock Options"). To qualify as an Incentive Stock Option, an option granted to a stockholder owning, directly or indirectly, in excess of 10% of the outstanding Common Stock, in addition to satisfying all generally applicable rules governing incentive options under the Code, must have an exercise price equal to or greater than 110% of the fair market value of a share of Common Stock on the date of grant and must not be exercised more than five years from the date of grant. Additionally, the maximum aggregate fair market value of the shares of Common Stock (determined when the Incentive Stock Option is granted) with respect to which Incentive Stock Options are first exercisable by an employee in any calendar year cannot exceed $100,000. Payment of the exercise price for options granted under the 1999 Stock Option Plan may be made in cash, shares of Common Stock, or a combination of both as determined by the Committee, as defined below.

         The 1999 Stock Option Plan provides that the maximum number of options which may be awarded to any single optionee under the 1999 Stock Option Plan shall be no more than is equal to 90% of the shares reserved for issuance under the 1999 Stock Option Plan. Except as otherwise provided by the SEC Regulations, the 1999 Stock Option Plan provides that the Committee at the time of grant of a Non-Qualified Stock Option may provide that such stock option is transferrable to any "family member" (as defined in the 1999 Stock Option Plan) of the optionee by gift or qualified domestic relations order.

         All options granted pursuant to the 1999 Stock Option Plan are exercisable in accordance with a vesting schedule (if any) which is set by the Committee at the time of grant. The Committee also determines the expiration date of an option at the time of the grant, but in no event will an option be exercisable after the expiration of ten years from the date of grant of the option. All unexercised options terminate three months following the date on which an optionee's employment with the Company terminates, other than by reason of disability or death. An exercisable option held by an optionee who dies or who ceases to be employed by the Company because of disability may be exercised by the employee or his representative within one year after the employee dies or becomes disabled (but not later than the scheduled option termination date). The Committee may, in its sole discretion, provide in an option agreement the circumstances under which the option shall become immediately exercisable and may accelerate the date on which all or any portion of an option may be exercised. The option price for options issued under the 1999 Stock Option Plan shall be at least equal to the fair market value of the Company's Common Stock on the date of grant of the option.

         The 1999 Stock Option Plan provides for adjustments to the number of shares subject to outstanding options and to the exercise price of such outstanding options in the discretion of the Committee in the event of a declaration of a stock dividend, distribution or other offering of shares, merger, consolidation, transfer of assets, reorganization, split up, combination or recapitalization.

         Unless terminated earlier by the Board of Directors, the 1999 Stock Option Plan will remain in effect until all awards granted under the 1999 Stock Option Plan have been satisfied by the issuance of shares provided that no new awards may be granted under such 1999 Stock Option Plan more than ten years from of the date the 1999 Stock Option Plan was adopted by the Company. Except as required by applicable law, the Board of Directors may amend or supplement the 1999 Stock Option Plan, including the form of option agreement, in any way, or suspend or terminate such plan at any time, as determined by the Board of Directors without the approval of stockholders; provided, however, that such action shall not affect options granted under the 1999 Stock Option Plan prior to the actual date on which such action occurred.

         2001 Stock Incentive Plan. Under the 2001 Stock Incentive Plan ("2001 Plan"), 165,000 shares are authorized for issuance. Through June 30, 2003, 38,775 shares of Common Stock had been awarded under the 2001 Plan. All officers at the level of Vice President and above as well as certain other employees of the Company and of any present or future Company parent or subsidiary corporation selected by the Compensation Committee are eligible to receive awards of stock under the 2001 Plan.

         Under the 2001 Plan, the Compensation Committee has the authority, in its discretion, to grant awards entitling the participant to receive a stated number shares of the Company's Common Stock, which awards may be subject to restrictions or forfeiture for a period of time as stipulated by the Compensation Committee. The dollar value of awards granted under the 2001 Plan is based upon the fair market value of the Company's Common Stock on the date of grant. Subject to the limitations of the 2001 Plan, the awards made to officers at the level of Assistant Vice President and above will be based upon corporate, departmental and individual performance criteria developed by the Compensation Committee pursuant to the guidelines described in the 2001 Plan. Awards made to other employees under the 2001 Plan will be based upon criteria established by the Compensation Committee from time to time.

         The 2001 Plan provides that the maximum number of shares of Common Stock which may be awarded to any single individual under the 2001 Plan is 50% of the shares reserved for issuance under the 2001 Plan. Additionally, the Compensation Committee will not grant any awards during any fiscal year in which the Company fails to achieve its financial goals. The Compensation Committee will reduce the aggregate amount of any award it makes to a participant under the 2001 Plan by the amount of any bonus, in cash or other compensation, paid to that participant under the Company's Executive Management Incentive Plan.

         All awards of Common Stock granted pursuant to the 2001 Plan may be subject to vesting for a period of time and will become vested under the 2001 Plan in accordance with a vesting schedule, if any, set by the Compensation Committee at the time of grant. Under the terms of the 2001 Plan, the Compensation Committee may also establish an additional period time during which the participant must hold the vested shares prior to resale. During the restricted period, if any, the participant shall have the right to vote the shares subject to the award. Pursuant to the terms of the 2001 Plan, the Company will defer the payment of cash dividends to the participant on any unvested shares until the shares vest and are no longer subject to the restrictions. The Company will hold any deferred cash dividends for the account of the participant and will pay interest on the deferred dividends at a rate determined by the Compensation Committee.

         All unvested awards terminate immediately upon termination of the participant's employment with the Company, other than by reason of disability or death. If the participant ceases to be employed by the Company because of death or disability, any unvested awards will immediately vest. Additionally, unless the Compensation Committee provides otherwise, if the participant's employment with the Company is involuntarily terminated for any reason, except for cause, during an 18 month period after a change in control of the Company (as defined in the 2001 Plan), the shares of Common Stock subject to the participant's award will fully vest and no longer be subject to the restrictions under the 2001 Plan. The Compensation Committee has the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any restrictions under the circumstances described in the 2001 Plan.

         The 2001 Plan provides for adjustments to the number of shares issuable under the 2001 Plan in the discretion of the Compensation Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or other exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company. Any additional shares of Common Stock or other securities received by the participant as a result of the type of event described above will be subject to the same restrictions applicable to the original award.

         The Board of Directors may amend or supplement the 2001 Plan, including the form of agreement evidencing the award, in any way, or suspend or terminate such plan at any time, as determined by the Board of Directors without the approval of stockholders; provided, however, that such action shall not affect awards granted under the 2001 Plan prior to the actual date on which such action occurred. Unless terminated earlier by the Board of Directors, the 2001 Plan shall continue in effect for a period of ten years or until all shares subject to awards have been granted and any restrictions applicable to such shares lapse; provided, that no options may be granted more than ten (10) years after the date of the adoption of the 2001 Plan.

         Administration of 1999 Stock Option Plan and 2001 Stock Incentive Plan. The 1999 Stock Option Plan is administered by the Board of Directors of the Company, or a Compensation Committee appointed by the Company's Board of Directors. In the description of the 1999 Stock Option Plan, the term "Committee" refers to either the Company's Board of Directors or the Compensation Committee. The 2001 Plan is administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee must consist of a minimum of two and a maximum of five members of the Board of Directors, each of whom is a "Non-Employee Director" as defined in the SEC Regulations. The Compensation Committee is responsible for administration of the 1999 Stock Option Plan and the 2001 Plan and has the right to construe the 1999 Stock Option Plan and the 2001 Plan and the options or awards issued pursuant to such plans, as applicable, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 1999 Stock Option Plan and the 2001 Plan and the options or awards issued pursuant to such plans, as applicable.

         No options were granted under the Company's stock option plans during fiscal 2003. No stock grants were made pursuant to the Company's 2001 Stock Incentive Plan during fiscal 2003.

         The following table sets forth information regarding options exercised by the Named Officers during fiscal 2003 under the Company's stock option plans and the option values of options held by such individuals at fiscal year end.

              AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES


                                                                     Number of Securities
                                                                          Underlying         Value of Unexercised
                                                                         Unexercised             In-the-Money
                                                                       Options/SARs at         Options/SARs at
                                                                       Fiscal Year End         Fiscal Year End
                                 Shares Acquired                         Exercisable/            Exercisable/
             Name                  On Exercise    Value Realized($)   Unexercisable (1)       Unexercisable (2)
-------------------------------  ---------------  -----------------  --------------------    ---------------------
Anthony J. Santilli..........           _                 _                59,137/0               $84,898/$0
Chairman, President, Chief
Executive Officer, Chief
Operating Officer and
Director (3)

Beverly Santilli.............           _                 _             33,576/12,856               $0/$0
President of American Business
Credit, Inc. and First
Executive Vice President (4)

Jeffrey M. Ruben.............           _                 _             43,256/27,376          $13,146/$19,718
Executive Vice President (5)

Albert W. Mandia.............         4,000            $20,408          36,080/24,200           $7,714/$19,718
Executive Vice President and
Chief Financial Officer (6)

Milton Riseman...............           _                 _              17,695/6,503               $0/$0
Chairman of Consumer Mortgage
Group (7)

-------------------
(1) Shares subject to options and exercise prices in the table above are as of June 30, 2003 and have been adjusted to reflect all stock dividends.

(2) Represents the aggregate market value (market price of Common Stock less the exercise price) of the options granted based upon the closing sales price per share of $6.42 on June 30, 2003.

(3) Mr. Santilli holds options to purchase 28,585 shares, 6,352 shares, 12,100 shares and 12,100 shares at exercise prices of $3.94 per share, $13.97 per share, $5.27 per share and $14.46 per share, respectively. Such options are all currently exercisable.

(4) Mrs. Santilli holds currently exercisable options to purchase 12,704 shares and 6,352 shares at exercise prices of $15.74 per share and $18.50 per share, respectively. Mrs. Santilli also holds an option to purchase 24,200 shares at an exercise price of $10.74 per share. Such option vests in annual increments of 20% of the initial award over a five-year period which commenced October 1, 2000.

(5) Mr. Ruben holds currently exercisable options to purchase 12,704 shares and 6,352 shares at exercise prices of $15.74 per share and $18.50 per share, respectively. Mr. Ruben also holds options to purchase 24,200 shares at an exercise price of $10.74 per share and 24,200 shares at an exercise price of $5.06 per share. Such options vest in annual increments of 20% of the initial award over five-year periods which commenced October 1, 2000 and January 2, 2002, respectively.

-------------------
(6) Mr. Mandia holds options to purchase 15,880 shares, 24,200 and 24,200 shares at exercise prices of $18.10 per share, $10.74 per share and $5.06 per share, respectively. Such options vest in annual increments of 20% of the initial award over five-year periods which commenced June 1, 1999, October 1, 2000 and January 2, 2001, respectively.

(7) At June 30, 2003, Mr. Riseman held options to purchase 15,880 and 8,318 shares of Common Stock at exercise prices of $10.23 per share and $10.74 per share, respectively. Such options vested in annual increments of 20% over five-year periods which commenced June 15, 2000 and October 1, 2000, respectively. On July 2, 2003 Mr. Riseman's employment with the Company ended and he entered into a consulting agreement with the Company. As a result of his retirement, all of Mr. Riseman's options expired, unexercised, on October 2, 2003 in accordance with the terms of the Company's stock option plans. On November 24, 2003, Mr. Riseman rejoined the Company as Chairman of the Consumer Mortgage Group and was granted options to purchase 50,000 shares of Common Stock which are not included in the table above. These options are exercisable at an exercise price of $4.32 per share on the one year anniversary of the date of grant.

Employment Agreements

         On January 29, 1997, the Company entered into employment agreements with each of Anthony J. Santilli, Beverly Santilli and Jeffrey M. Ruben pursuant to which their initial annual base salaries were $300,000, $200,000 and $125,000, respectively. The employment agreements with Mr. and Mrs. Santilli were subsequently amended in October 1997. Pursuant to these agreements, the salaries of Mr. and Mrs. Santilli are subject to increase but not decrease, on an annual basis based upon the Consumer Price Index and may also be increased from time to time by the Board of Directors. Mr. Ruben's salary is subject to increase on an annual basis based upon the Consumer Price Index and may also be increased from time to time by Mr. Santilli. Once increased, Mr. Ruben's salary may not be decreased following a "change in control" of the Company. The employment agreements are designed to assist the Company in maintaining a stable and competent management team. Certain of the terms of such agreements, including the amendments, are described below.

         Each agreement terminates upon the earlier of: (a) the employee's death, permanent disability, termination of employment for cause, voluntary resignation or seventieth birthday or (b) the later of: (i) the fifth year anniversary of the execution of the agreement (or three years in the case of Mr. Ruben); or (ii) five years from any anniversary date of an agreement (or three years in the case of Mr. Ruben). Notwithstanding the preceding, if the Company notifies: (a) Mr. or Mrs. Santilli of its intent to terminate their respective employment without cause during the term of their respective agreements, their agreements terminate five years from the date of the notice, or (b) Mr. Ruben of its intent to terminate his employment without cause during the term of his agreement, his agreement would terminate three years from the date of such notice except that while Mr. Santilli is Chief Executive Officer of the Company, the Company may terminate Mr. Ruben without cause upon payment to Mr. Ruben of an amount equal to his then current annual base salary.

         The employment agreements with each of Mr. and Mrs. Santilli also provide for a cash payment to each employee equal to 299% of the last five years' average annual compensation as calculated in accordance with Section 280G of the Code, (in addition to any other payments and benefits due under the agreements) in the event of a "change in control" (as defined in such agreements), of the Company during the term of the agreements to which such employee does not consent in such individual's capacity as a director or stockholder of the Company. Mr. Ruben's agreement provides for a similar cash payment only if his employment is terminated in the event of a "change in control," which payment shall be in lieu of any additional payment which may be due pursuant to the terms of his agreement. The agreements with Mr. Ruben and Mrs. Santilli also provide that in the event of a "change in control" of the Company, each employee's stock options shall vest in full (provided, that, in the case of Mrs. Santilli, she does not consent to such "change in control"). The vesting of options and the receipt of other payments and benefits provided for under the agreements upon a "change in control" of the Company may subject an employee to the payment of an excise tax equal to 20% of all payments contingent upon a "change in control" made in excess of the employee's base compensation. Under the terms of the agreements, in such event the Company will pay the employees an additional amount such that the net amount of payments retained by the employees after the payment of any excise tax and any federal, state and local income and employment taxes and the excise tax on the additional amount paid by the Company shall be equal to the total payments or benefits to be received by the employees under their respective agreements. The Company is not entitled to a deduction for any payments subject to the excise tax made to employees pursuant to the terms of the agreements. For purposes of all of the employment agreements, a "change in control" of the Company shall include: (a) a change in the majority of the members of the Board of Directors within a two-year period, excluding a change due to the voluntary retirement or death of any board member (with respect to Mr. Ruben's agreement, no "change in control" as a result of a change in the majority of the directors will be deemed to occur under the terms of his agreement if Mr. Santilli remains Chairman of the Board), or (b) a person or group of persons acting in concert (as defined in Section 13(a) of the Exchange Act) acquires beneficial ownership, within the meaning of Rule 13(d)(3) of the Rules and Regulations of the SEC promulgated pursuant to the Exchange Act, of a number of voting shares of the Company which constitutes (i) 50% or more of the Company's shares voted in the election of directors, or (ii) more than 25% of the Company's outstanding voting shares.

         Based upon their current salaries, if Mr. and Mrs. Santilli and Mr. Ruben had been terminated as of June 30, 2003 under circumstances entitling them to change in control payments (excluding the value realized upon the exercise of options or any excise tax and other payments described above, which amounts may vary based upon a variety of factors, including but not limited to, the acquisition price and the timing of the change in control), Mr. Santilli, Mrs. Santilli and Mr. Ruben would have been entitled to receive a lump sum payment of approximately $3,756,026, $2,528,700 and $1,280,661, respectively. In addition, Mr. and Mrs. Santilli's agreements would continue to be in force for the remainder of their term as described above.

         Each employment agreement also prohibits the employee from divulging confidential information regarding the Company's business to any other party and prohibits the employee, during the term of the agreement, from engaging in a business or being employed by a competitor of the Company without the prior written consent of the Company. The Company may extend the non-compete provisions of any of the agreements at its option (or in the case of Mr. Ruben, with his consent) for up to one year following the termination of such agreement upon payment to the employee of an amount equal to the highest annual salary and bonus received by the employee during any fiscal year during the term of the agreement; provided, however, that the non-compete provisions of Mr. Ruben's contract shall be automatically extended for one year in the event he is terminated without cause and receives a severance payment pursuant to the terms of his agreement unless he returns a pro rata portion of the severance payment received from the Company.

         The employment agreements with Mr. and Mrs. Santilli also provide for the payment of an annual cash bonus if the Company meets at least eighty percent (80%) of the targets established by the Board. Mr. Ruben's agreement provides that his participation in the Company's annual cash bonus plan is established by the Board. Each employment agreement also provides the employees with certain other benefits including an allowance for company car for each of Mr. and Mrs. Santilli, payment of certain life, health (including the payment of health insurance benefits for the family of Mr. and Mrs. Santilli) and disability insurance payments and reimbursement for all reasonable expenses incurred by the employee in the performance of his or her duties. In the event Mr. Santilli becomes disabled (as defined in the agreement) during the term of his agreement, such employment agreement also provides for the payment of monthly disability payments to him in an amount equal to his monthly salary prior to the disability less any disability benefits received by Mr. Santilli pursuant to any disability insurance paid for, in whole or in part, by the Company for the period of his disability, but in no event beyond the date Mr. Santilli reaches 65 years of age.

         The Company entered into a letter agreement with Albert Mandia in connection with his employment as Chief Financial Officer of the Company. The agreement, as amended, provides that Mr. Mandia shall receive an initial annual base salary of $275,000 and is eligible to receive a bonus of up to 50% of his annual salary if Mr. Mandia and the Company achieve the goals and objectives established and agreed upon by Mr. Mandia and Mr. Santilli. Mr. Santilli may increase Mr. Mandia's annual base salary from time to time. The agreement also provides Mr. Mandia with certain other benefits including a car allowance and life insurance. Mr. Mandia also received options to purchase 12,500 shares of the Company's Common Stock in connection with entering into the letter agreement. If Mr. Mandia's employment is terminated for any reason, except for cause as defined in the letter agreement, he will be entitled to receive one year's base salary. The Company and Mr. Mandia are also parties to a supplementary letter agreement dated October 1, 1998. This supplementary letter agreement provides that Mr. Mandia shall be paid a certain sum in the event his employment is terminated after a change in control. In the event of a change in control, Mr. Mandia will receive two times: (a) his highest annual salary ($446,093 as of June 30, 2003) of the twelve month period preceding the termination of his employment and (b) his highest annual bonus paid in any of the three fiscal years preceding termination. A change in control is defined in the supplementary letter agreement as: (a) a merger or consolidation except where the Company would retain 75% voting power after giving effect to such merger or consolidation or where an employee group (then existing management and employees) would control 20% of the voting securities after giving effect to the merger or consolidation; (b) all or substantially all of the assets of the Company are sold or liquidated pursuant to a plan approved by the stockholders of the Company except if an employee group would retain at least 20% of such assets after giving effect to such plan; (c) the acquisition of 50% or more of the voting securities of the Company then outstanding except if such acquisition was by an employee group or pursuant to an agreement negotiated with the Company; or (d) the majority of the Board of Directors is replaced during any 24 month period (excluding voluntary resignations and placements made by the Board of Directors or an employee group). The payments are not payable under the supplementary agreement if Mr. Mandia is terminated for cause, however he is still entitled to the payments related to a change in control in the event that he resigns within twenty four months of a change in control because of a material reduction in his salary or benefits, a material change in his job responsibilities, a request to relocate that would increase his commute by more than 50 miles or the failure of the Company to expressly assume the supplementary agreement after a change in control. If a change in control had occurred on June 30, 2003 and Mr. Mandia's employment immediately terminated, Mr. Mandia would be entitled to a payment of $1,295,312.

         In 1999, the Company entered into an employment agreement with Milton Riseman in connection with his employment as Chairman, Consumer Mortgage Group. The agreement provided that Mr. Riseman would receive an annual salary of $335,000 per year and that the annual salary was to be reviewed annually and could be increased by Mr. Santilli. The agreement further provided that Mr. Riseman would be eligible to receive a bonus of up to 50% of his base salary, based on the performance and achievement of specific goals set by Mr. Santilli. The agreement also provides Mr. Riseman with a car allowance and the customary benefits afforded Company employees. Upon his retirement in July 2003, Mr. Riseman entered into a consulting agreement at a monthly salary of $10,000 per month for a three month period with a month to month renewal after the expiration of the initial term. Mr. Riseman rejoined the Company effective November 24, 2003 as Chairman of Consumer Mortgage Group.

              PROPOSAL 2 - APPROVAL AND ADOPTION OF AN AMENDMENT TO
             AND RESTATEMENT OF THE AMENDED AND RESTATED CERTIFICATE
         OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK

         Subject to stockholder approval at the Annual Meeting, the Company's Board of Directors has adopted an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 9,000,000 to 209,000,000 ("Amendment One"). Subject to the stockholder approval at the Annual Meeting, the Board of Directors has also adopted an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of preferred stock from 3,000,000 to 203,000,000 ("Amendment Two," Amendment One and Amendment Two are collectively referred to as the "Amendments"). See Proposal 3 for the description of Amendment Two. The Board of Directors proposed to restate the Certificate of Incorporation to include the Amendments. The complete text of the proposed Amended and Restated Certificate of Incorporation is included as Appendix A to this proxy statement.

         The Company will be unable to consummate the Exchange Offer as currently structured and issue shares of common stock upon the conversion of the Series A Preferred Stock absent stockholder approval of Proposals 2, 3, and 4. See "The Exchange Offer," for the description of the terms of the Exchange Offer. As a result, the consummation of the Exchange Offer is contingent upon stockholder approval of Proposals 2, 3 and 4.

         Required Vote. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is necessary to approve this Proposal 2.

         Capital Stock of the Company. The Company's current Certificate of Incorporation provides for 12,000,000 authorized shares consisting of 9,000,000 shares of Common Stock and 3,000,000 shares of preferred stock. As of the Record Date, there were no shares of preferred stock outstanding and there were 2,946,892 shares of Common Stock outstanding.

         Reasons for the Amendment and Restatement of the Certificate of Incorporation. If Proposals 2 and 3 are approved by the stockholders at the Annual Meeting, the Company's new Amended and Restated Certificate of Incorporation will provide for 412,000,000 authorized shares consisting of 209,000,000 shares of Common Stock, par value $.001 per share, and 203,000,000 shares of preferred stock, par value $.001 per share. The Company's Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock that it is authorized to issue in order to provide for future issuances of stock and to provide for shares to be issued upon the conversion of the Series A Preferred Stock, as defined below, in connection with the Company's proposed Exchange Offer. See "The Exchange Offer" for the description of the terms of the Exchange Offer.

         Amendments. If the Amendments are approved by stockholders at the Annual Meeting, the first paragraph of Article FOURTH will be revised to read as follows:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 412,000,000 shares, consisting of 203,000,000 shares of Preferred Stock, par value $.001 per share, as more fully described in Section A below (the "Preferred Stock"), and 209,000,000 shares of Common Stock, par value $.001 per share, as more fully described in Section B below (the "Common Stock").

The Certificate of Incorporation will also be amended and restated to read in the form attached hereto as Appendix A.

         Dissenters' Rights. Under the Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with Amendment One.

         Listing on NASDAQ Stock Market. The Company's Common Stock is listed on the NASDAQ National Market System. Subject to the stockholder approval of Proposals 2, 3 and 4, described below, and the consummation of the Exchange Offer, the Company intends to apply to have Common Stock issuable upon the conversion of the Series A Preferred Stock listed on the NASDAQ Stock Market.

         Dilutive and Other Effects of Potential New Stock Issuances. The Company's stockholders generally do not have preemptive rights with respect to its common stock. Should the Board of Directors elect to issue additional shares of Common Stock, existing holders of common stock would not have any preferential rights to purchase these shares.

         The additional shares of Common Stock to be authorized by adoption of this Amendment One would have the rights that are identical to the currently issued and outstanding shares of Common Stock. Adoption of this Amendment One and the issuance of additional shares of Common Stock upon the conversion of the Series A Preferred Stock or otherwise will result in the dilution of the equity interests of existing holders of Common Stock, reduce the proportionate voting power of existing Common Stock holders and may decrease the market value per share of Common Stock.

         Anti-Takeover Effect of Increase in Authorized Common Stock. The proposed increase in the authorized number of shares of Common Stock could, in some situations, have an anti-takeover effect, although this is not the intention of this proposal, nor is the Board aware of any proposed or contemplated transaction of this type. The increase in the authorized shares of Common Stock may have the effect of discouraging unsolicited takeover attempts to stockholders and may limit the opportunity for stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board of Directors is not aware of any attempts to take control of the Company and has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

         Effective Date/Termination of Amendment One. The effective date of Amendment One and the corresponding restatement will be the date on which the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware following the approval of stockholders, which date will be selected by the Company's Board of Directors. If, at any time prior to the effective date of Amendment One, the Board of Directors, in its sole discretion, determines that Amendment One and the related restatement of the Certificate of Incorporation is no longer in the Company's best interests and the interests of its stockholders, then Amendment One and the restatement of the Certificate of Incorporation may be abandoned without any further action by the stockholders.

         Principal Effect of Non-Approval of Amendment One. To the extent stockholders do not approve Proposal 2, the Company will be unable to complete the Exchange Offer as currently structured. The non-approval of this Proposal 2 will hinder the Company's ability to reduce the amount of its outstanding debt and increase its stockholders' equity. Further, to the extent the Company continues to experience losses, the failure to complete the Exchange Offer could result in a decrease in stockholders' equity which could result in the Company's inability to comply with the requirements for continued listing of its Common Stock on the NASDAQ Stock Market.

         Interests of Certain Persons in Proposal 2. Messrs. Santilli, the Company's director and Chief Executive Officer, Sussman and Miller, the Company's directors, and Mrs. Santilli, the Company's First Executive Vice President, own $87,898 in aggregate principal amount of investment notes issued by the Company, which is less than 1% of investment notes outstanding as of November 25, 2003. Mr. and Mrs. Santilli and Mr. Miller intend to participate in the Exchange Offer and tender their investment notes totaling $78,502 in aggregate principal amount. Mr. Sussman's investment notes are not eligible to participate in the exchange.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 2.

              PROPOSAL 3 - APPROVAL AND ADOPTION OF AN AMENDMENT TO
             AND RESTATEMENT OF THE AMENDED AND RESTATED CERTIFICATE
 OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK

         Subject to stockholder approval at the Annual Meeting, the Company's Board of Directors has adopted Amendment Two to the Company's Certificate of Incorporation to increase the number of authorized shares of preferred stock from 3,000,000 to 203,000,000 shares. Subject to the approval of stockholders at the Annual Meeting, the Board of Directors has also approved Amendment One to the Certificate of Amendment which would increase the number of authorized shares of Common Stock. See Proposal 2 for the description of Amendment One to the Company's Certificate of Incorporation. The Board of Directors also proposed to restate the Certificate of Incorporation to include the Amendments. The complete text of the proposed Amended and Restated Certificate of Incorporation is included as Appendix A to this proxy statement.

         The Company will be unable to consummate the Exchange Offer as currently structured and issue shares of Common Stock upon the conversion of the Series A Preferred Stock absent stockholder approval of Proposals 2, 3, and 4. See "The Exchange Offer," for the description of the terms of the Exchange Offer. As a result, the consummation of the Exchange Offer is contingent upon stockholder approval of Proposals 2, 3 and 4.

         Required Vote. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is necessary to approve this Proposal 3.

         Capital Stock of the Company. The Company's current Certificate of Incorporation provides for 12,000,000 authorized shares consisting of 9,000,000 shares of Common Stock and 3,000,000 shares of preferred stock. As of the Record Date, there were no shares of preferred stock outstanding and there were 2,946,892 shares of Common Stock outstanding.

         Reasons for the Amendment and Restatement of the Certificate of Incorporation. If Proposals 2 and 3 are approved by the stockholders at the Annual Meeting, the Company's new Amended and Restated Certificate of Incorporation will provide for 412,000,000 authorized shares consisting of 209,000,000 shares of Common Stock, par value $.001 per share, and 203,000,000 shares of preferred stock, par value $.001 per share. The Board of Directors also believes that it is in the Company's best interest to increase the number of shares of preferred stock that it is authorized to issue because the availability of additional authorized shares of preferred stock will enable the Board of Directors to consummate the Exchange Offer as well as provide it with the flexibility to issue preferred stock in the future instead of Common Stock or debt securities for any proper corporate purpose which may be identified in the future, such as to raise equity capital, redeem outstanding debt or acquire other companies.

         The Company's Certificate of Incorporation currently authorizes the Board of Directors to approve the issuance of one or more series of preferred stock and to establish rights, preferences and designations of any class of preferred stock, as well as the qualifications, limitations and restrictions, if any, as the Board of Directors may deem appropriate. If less than 200,000,000 shares of the Series A Preferred Stock are issued in the Exchange Offer or if the Board of Directors approves the issuance of another series of preferred stock, no further stockholder approval is required for the issuance of the remaining shares of the Series A Preferred Stock or a new series of preferred stock, unless otherwise required by applicable laws or by the rules of the NASDAQ Stock Market. See "Proposal 4" for a description of the NASDAQ Rules. The Board of Directors believes that this flexibility is necessary in order to enable it to tailor the specific terms of any series of preferred stock that may be issued in the future to meet market conditions and financing or acquisition opportunities as they arise without the expense and to avoid uncertainty that may be encountered in calling a meeting of the Company's stockholders to approve the terms of any specific series of preferred stock. The Board of Directors also believes that as a practical matter in today's financial markets it is seldom practicable to delay potential issuances of preferred stock for the period that would be necessary to obtain stockholder approval of any particular series of preferred stock.

         Accordingly, this solicitation may be the only opportunity for the Company's stockholders to take action in connection with the issuance of shares of the Series A Preferred Stock or other series of Preferred Stock. See "The Exchange Offer ___ Summary Description of the Series A Preferred Stock" and the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designation"), attached hereto as Appendix B, for the description of the terms of the Series A Preferred Stock.

         Amendments. If the Amendments are approved by stockholders at the Annual Meeting, the first paragraph of Article FOURTH will be revised to read as follows:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 412,000,000 shares, consisting of 203,000,000 shares of Preferred Stock, par value $.001 per share, as more fully described in Section A below (the "Preferred Stock"), and 209,000,000 shares of Common Stock, par value $.001 per share, as more fully described in Section B below (the "Common Stock").

The Certificate of Incorporation will also be amended and restated to read in the form attached hereto as Appendix A.

         Dissenters' Rights. Under the Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with Amendment Two.

         Listing on NASDAQ Stock Market. The Company does not intend to apply to have the shares of the Series A Preferred Stock listed on the NASDAQ Stock Market.

         Dilutive and Other Effects of Potential New Stock Issuances. The Company's stockholders generally do not have preemptive rights with respect to its preferred stock. Should the Board of Directors elect to issue additional shares of the Series A Preferred Stock in the proposed Exchange Offer or otherwise or other shares of preferred stock, existing holders of Common Stock would not have any preferential rights to purchase these shares. No shares of preferred stock are currently outstanding. Should the Board of Directors issue less than 200,000,000 shares of the Series A Preferred Stock in connection with the Exchange Offer, since the Series A Preferred Stock is convertible into Common Stock, the subsequent issuance of additional shares of the Series A Preferred Stock could result in the dilution of the equity interests of current holders of the Company's Common Stock. If the Board of Directors issues another series of preferred stock, the rights and preferences of such series may be senior to the rights and preferences of the shares of the Series A Preferred Stock and would be senior to the rights and preferences of Common Stock.

         Anti-Takeover Effect of Increase in Authorized Preferred Stock. The proposed increase in the authorized number of shares of preferred stock could, in some situations, have an anti-takeover effect, although this is not the intention of this proposal, nor is the Board aware of any proposed or contemplated transaction of this type. The increase in the authorized shares of preferred stock may have the effect of discouraging unsolicited takeover attempts to stockholders and may limit the opportunity for stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board of Directors is not aware of any attempts to take control of the Company and has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

         Effective Date/Termination of Amendment Two. The effective date of Amendment Two and the corresponding restatement will be the date on which the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware following the approval of stockholders, which date will be selected by the Company's Board of Directors. If, at any time prior to the effective date of Amendment Two, the Board of Directors, in its sole discretion, determines that this Amendment Two and the related restatement of the Certificate of Incorporation is no longer in the Company's best interests and the interests of its stockholders, then this Amendment Two and the restatement of the Certificate of Incorporation may be abandoned without any further action by the stockholders.

         Principal Effect of Non-Approval of Amendment Two. To the extent stockholders do not approve Proposal 3, the Company will be unable to complete the Exchange Offer as currently structured. The non-approval of this Proposal 3 will hinder the Company's ability to reduce the amount of its outstanding debt and increase its stockholders' equity. Further, to the extent the Company continues to experience losses, the failure to complete the Exchange Offer could result in a decrease in stockholders' equity which could result in the Company's inability to comply with the requirements for continued listing of its Common Stock on the NASDAQ Stock Market.

         Interests of Certain Persons in Proposal 3. Messrs. Santilli, the Company's director and Chief Executive Officer, Sussman and Miller, the Company's directors, and Mrs. Santilli, the Company's First Executive Vice President, own $87,898 in aggregate principal amount of investment notes issued by the Company, which is less than 1% of investment notes outstanding as of November 25, 2003. Mr. and Mrs. Santilli and Mr. Miller intend to participate in the Exchange Offer and tender their investment notes totaling $78,502 in aggregate principal amount. Mr. Sussman's investment notes are not eligible to participate in the exchange.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 3.

      PROPOSAL 4 - APPROVAL OF THE PROPOSAL TO ISSUE SHARES OF THE SERIES A PREFERRED STOCK IN CONNECTION WITH THE EXCHANGE OFFER AND SHARES OF COMMON STOCK
          ISSUABLE UPON THE CONVERSION OF THE SERIES A PREFERRED STOCK

         Subject to the approval of stockholders at the Annual Meeting, the Company's Board of Directors has approved the issuance of shares of the Series A Preferred Stock in connection with the Exchange Offer and shares of Common Stock issuable upon the conversion of the Series A Preferred Stock. The approval of this Proposal 4 by stockholders is contingent upon the stockholder approval of the Amendments, as described in Proposals 2 and 3 above. The Company will be unable to consummate the Exchange Offer as currently structured and issue shares of the Series A Preferred Stock or Common Stock issuable upon the conversion of the Series A Preferred Stock, absent stockholder approval of Proposals 2 and 3. See Proposals 2 and 3 for a description of the proposed amendments to the Company's Certificate of Incorporation to increase the number of shares of capital stock as well as the reasons and the effects of the issuance of shares of the Series A Preferred Stock and additional shares of Common Stock upon the conversion of the Series A Preferred Stock. See also "The Exchange Offer" for a description of the terms of the Exchange Offer and Series A Preferred Stock.

         Required Vote. The approval by a majority of the total votes cast on Proposal 4 at the Annual Meeting, in person or by proxy, is necessary for the approval of Proposal 4.

         Approval of Proposal 4 Could Result in a Change in Control of the Company. At December 11, 2003, the Company had 2,946,892 shares of Common Stock outstanding. Subject to stockholder approval of Proposals 2, 3 and 4 and the consummation of the Exchange Offer, the Company may issue up to 200,000,000 shares of the Series A Preferred Stock in the Exchange Offer without any further approval of stockholders. Currently, the Company is unable to determine the exact number of shares of the Series A Preferred Stock to be issued in the Exchange Offer. The conversion of approximately 11,500,000 shares of the Series A Preferred Stock (assuming a conversion price of $1.30 per share, a market price of Common Stock of $5.00 per share and the payment of all dividends on the shares of the Series A Preferred Stock) into approximately 2,990,000 shares of Common Stock would likely result in a change in control of the Company. See "-- Conversion of the Series A Preferred Stock" for examples of the possible impact of the conversion of the Series A Preferred Stock on holders of the Company's Common Stock.

         Dilutive Effect of the Issuance of Additional Shares of Common Stock. If all 200,000,000 shares of the Series A Preferred Stock are issued in the Exchange Offer, these shares could be converted into up to 52,000,000 shares of Common Stock based upon a conversion price of $1.30 per share, a market price of $5.00 per share and assuming the payment of all dividends on the shares of the Series A Preferred Stock. The issuance of these additional shares of Common Stock upon the conversion of the Series A Preferred Stock will result in the significant dilution of the equity interests of existing holders of Common Stock, reduce the proportionate voting power of existing holders of Common Stock and may decrease the market value per share of Common Stock. The issuance of additional 52,000,000 shares of Common Stock would result in existing holders of Common Stock owning only 5.4% of the Company.

         Stockholder Approval Requirements. The Company's Common Stock is listed on the NASDAQ National Market System. NASDAQ Rule 4350(i)(1)(B) requires that issuers obtain stockholder approval of any issuance or potential issuance of securities that will result in the change of control of the issuer. In addition, NASDAQ Rule 4350(i)(1)(D) requires that the issuers of stock in a nonpublic offering obtain stockholder approval prior to an issuance or potential issuance where (i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer's common stock, and
(iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance.

         Conversion of the Series A Preferred Stock. Each share of the Series A Preferred Stock is convertible into shares of Common Stock pursuant to the formula set forth in the Certificate of Designation and described below. On or after the second anniversary of the issuance date (or on or after the one year anniversary of the issuance date if no dividends are paid on the Series A Preferred Stock), each share of the Series A Preferred Stock is convertible at the option of the holder into a number of shares of Common Stock determined by dividing: (A) $1.00 plus accrued but unpaid dividends (if the conversion date is prior to the second anniversary of the issuance date because the Series A Preferred Stock has become convertible due to a failure to pay dividends), $1.20 plus accrued but unpaid dividends (if the conversion date is prior to the third anniversary of the issuance date, but on or after the second anniversary of the issuance date) or $1.30 plus accrued and unpaid dividends (if the conversion date is on or after the third anniversary of the issuance date) by (B) the market price of a share of Common Stock (which figure shall not be less than $5.00 per share regardless of the actual market price, such $5.00 minimum figure to be subject to adjustment for stock splits, including reverse stock splits) on the conversion date.

         On December 11, 2003, 2,946,892 shares of Common Stock were issued and outstanding. On December 11, 2003, 1,939,403 shares (including options to purchase 308,105 shares of Common Stock exercisable within 60 days of December 11, 2003), or 59.6% of the Company's outstanding shares, were beneficially owned by directors and executive officers of the Company. Subject to stockholder approval of Proposals 2, 3 and 4, the Company may issue up to 200,000,000 shares of the Series A Preferred Stock in connection with the Exchange Offer. Currently, the Company is unable to determine the exact number of shares of the Series A Preferred Stock to be issued in the Exchange Offer. The issuance of shares of Common Stock upon the conversion of approximately 11,500,000 shares of the Series A Preferred Stock would likely result in the change of control of the Company. Under NASDAQ Rule 4350(i)(1)(B) described above, in order to comply with the maintenance requirements of the NASDAQ Stock Market upon the conversion of the Series A Preferred Stock into shares of Common Stock, the Company is required to obtain stockholder approval prior to the issuance of such shares.

         The maximum number of shares of Common Stock into which 200,000,000 shares of the Series A Preferred Stock can be potentially converted is 52,000,000 shares of Common Stock, provided that (i) all dividends on the Series A Preferred Stock will have been paid by the conversion date; (ii) all 200,000,000 shares of the Series A Preferred Stock were issued in connection with the Exchange Offer; (iii) the conversion date of the Series A Preferred Stock is on or after the third anniversary of the issuance date at a conversion price of $1.30; and (iv) the market price of a share of Common Stock is $5.00.

         The minimum number of shares of Common Stock into which 200,000,000 shares of the Series A Preferred Stock can be potentially converted is 40,000,000 shares of Common Stock, provided that (i) all dividends on the Series A Preferred Stock will have been paid by the conversion date; (ii) all 200,000,000 shares of the Series A Preferred Stock were issued in connection with the Exchange Offer; (iii) the conversion date of the Series A Preferred Stock is prior to the second anniversary of the issuance date at a conversion price of $1.00; and (iv) the market price of a share of Common Stock is $5.00.

         The issuance of either 40,000,000 or 52,000,000 shares of Common Stock upon the conversion of the Series A Preferred Stock under the foregoing assumptions would constitute more than 20% of the Company's issued and outstanding Common Stock on December 11, 2003 and would likely result in a change in control of the Company.

         Moreover, since the original liquidation value of a share of the Series A Preferred Stock is $1.00, then holders of 200,000,000 shares of the Series A Preferred Stock would be deemed to pay $3.85 for a share of Common Stock based upon the conversion of 200,000,000 shares of the Series A Preferred Stock into 52,000,000 shares of Common Stock. Therefore, if the market price of a share of Common Stock rises above $3.85 per share on the date of issuance of the shares of the Series A Preferred Stock, then holders of the Series A Preferred Stock would be deemed to have acquired shares of Common Stock at a price that is lower than the market price of a share of Common Stock. As a result, pursuant to NASDAQ Rule 4350(i)(1)(D) described above, stockholder approval would be required prior to the issuance of the shares of the Series A Preferred Stock. On December 4, 2003, the closing price of a share of Common Stock on the NASDAQ National Market System was $4.11. At September 30, 2003, the book value per common share was $4.01.

         There can be no assurance that all 200,000,000 shares of Series A Preferred Stock will be issued in the Exchange Offer. If all debt holders tendering in the Exchange Offer elect to tender $200,000,000 in aggregate principal amount of Investment Notes, as defined below, for a combination of Senior Collateralized Notes, as defined below, and shares of the Series A Preferred Stock, 100,000,000 shares of Series A Preferred Stock would be issued in the Exchange Offer. See "The Exchange Offer."

         The maximum number of shares of Common Stock into which 100,000,000 shares of the Series A Preferred Stock can be potentially converted is 26,000,000 shares of Common Stock, provided that (i) all dividends on the Series A Preferred Stock will have been paid by the conversion date; (ii) 100,000,000 shares of the Series A Preferred Stock were issued in connection with the Exchange Offer; (iii) the conversion date of the Series A Preferred Stock is on or after the third anniversary of the issuance date at a conversion price of $1.30; and (iv) the market price of a share of Common Stock is $5.00.

         The minimum number of shares of Common Stock into which 100,000,000 shares of the Series A Preferred Stock can be potentially converted is 20,000,000 shares of Common Stock, provided that (i) all dividends on the Series A Preferred Stock will have been paid by the conversion date; (ii) 100,000,000 shares of the Series A Preferred Stock were issued in connection with the Exchange Offer; (iii) the conversion date of the Series A Preferred Stock is prior to the second anniversary of the issuance date at a conversion price of $1.00; and (iv) the market price of a share of Common Stock is $5.00.

         The issuance of either 20,000,000 or 26,000,000 shares of Common Stock upon the conversion of the Series A Preferred Stock under the foregoing assumptions would constitute more than 20% of the Company's issued and outstanding Common Stock on December 11, 2003 and would likely result in a change in control of the Company.

         Dissenters' Rights. Under the Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with the issuance of Common Stock upon the conversion of the Series A Preferred Stock.

         Principal Effect of Non-Approval of Proposal 4. To the extent stockholders do not approve Proposal 4, the Company will be unable to complete the Exchange Offer as currently structured. The non-approval of this Proposal 4 will hinder the Company's ability to reduce the amount of its outstanding debt and increase its stockholders' equity. Further, to the extent the Company continues to experience losses, the failure to complete the Exchange Offer could result in a decrease in stockholders' equity which could result in the Company's inability to comply with the requirements for continued listing of its Common Stock on the NASDAQ Stock Market. As a result, Proposal 4 is contingent upon stockholder approval of Proposals 2 and 3.

         Interests of Certain Persons in Proposal 4. Messrs. Santilli, the Company's director and Chief Executive Officer, Sussman and Miller, the Company's directors, and Mrs. Santilli, the Company's First Executive Vice President, own $87,898 in aggregate principal amount of investment notes issued by the Company, which is less than 1% of investment notes outstanding as of November 25, 2003. Mr. and Mrs. Santilli and Mr. Miller intend to participate in the Exchange Offer and tender their investment notes totaling $78,502 in aggregate principal amount. Mr. Sussman's investment notes are not eligible to participate in the exchange.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 4.

           PROPOSAL 5 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Company has selected BDO Seidman, LLP ("BDO Seidman") to be the Company's independent public accountants for fiscal 2004. BDO Seidman served as the Company's independent accountants during fiscal 2003. The Audit Committee has also determined that it would be desirable to request that the stockholders ratify this selection. A representative of BDO Seidman is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

         Required Vote. The affirmative vote of a majority of the Company's Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment of BDO Seidman to serve as the Company's independent certified public accountants for the fiscal 2004.

         Audit Fees. The aggregate fees billed by BDO Seidman for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2003 and June 30, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal years 2003 and 2002 totaled $921,150 and $625,500, respectively.

         Audit-Related Fees. The aggregate fees billed by BDO Seidman for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements for the fiscal years ended June 30, 2003 and June 30, 2002 and that are not disclosed in the paragraph captioned "Audit Fees" above, were $108,313 and $81,025, respectively. The services performed by BDO Seidman in connection with these fees consisted of the following: audit of the Company's 401(k) employee benefit plan; review of the Company's Forms 8-K; and consultation with respect to new financial accounting and reporting standards compliance.

         Tax Fees. The aggregate fees billed by BDO Seidman for tax compliance, tax advice and tax planning for the fiscal years ended June 30, 2003 and June 30, 2002 were $4,000 and $500, respectively. These fees related to consultation services provided by BDO Seidman with respect to REMIC trust accounting issues.

         All Other Fees. The aggregate fees billed by BDO Seidman for products and services, other than the services described in the paragraphs "Audit Fees," "Audit-Related Fees," and "Tax Fees" above for the fiscal years ended June 30, 2003 and June 30, 2002 were $271,940 and $363,415, respectively. Services performed by BDO Seidman in connection with these fees consisted of the following: internal audit services, internal audit special projects and other miscellaneous matters.

         The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by BDO Seidman in fiscal 2003.

         Change in Independent Accountants. On August 2, 2001, Ernst & Young LLP resigned as the Company's independent accountants. Ernst & Young LLP had been engaged as the Company's auditor on May 17, 2001, replacing BDO Seidman. During the period of engagement through August 2, 2001, Ernst & Young LLP did not issue any reports on the Company's financial statements.

         During fiscal 2001 and the subsequent interim period through August 2, 2001, the Company did not have any disagreements with Ernst & Young LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report. During fiscal 2001 and the subsequent interim period through August 2, 2001, none of the events described in Regulation S-K Item 304 (a)(1)(v) occurred.

         The Company's Board of Directors approved the reengagement of BDO Seidman as the Company's independent accountants effective August 8, 2001. BDO Seidman acted as the Company's independent accountants during the two-year period ended June 30, 2000 and interim period from July 1, 2000 through May 17, 2001. During the two years ended June 30, 2000 and the subsequent interim period through May 17, 2001, the Company consulted with BDO Seidman regarding the application of accounting principles in the normal course of BDO Seidman's engagement as the Company's independent auditors. BDO Seidman issued reports on the Company's financial statements during the two-year period ended June 30, 2000. The reports of BDO Seidman on the Company's financial statements during the two-year period ended June 30, 2000 did not contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two-year period ended June 30, 2000, and interim period from July 1, 2000 through May 17, 2001, the Company did not have any disagreements with BDO Seidman, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 5.

                               THE EXCHANGE OFFER

         On November 25, 2003, the Board of Directors approved an exchange offer (the "Exchange Offer") to be made to holders of the Company's unsecured investment notes issued prior to April 1, 2003 ("Investment Notes"), pursuant to which holders of Investment Notes will have an option of exchanging up to $200,000,000 in aggregate principal amount of Investment Notes for up to $100,000,000 in aggregate principal amount of senior collateralized subordinated notes ("Senior Collateralized Notes") and/or up to 200,000,000 shares of the Series A Preferred Stock. Subject to stockholder approval, the Board of Directors has approved the Amendments, described in Proposals 2 and 3, increasing the authorized capital stock of the Company in order to be able to reserve a sufficient number of shares of (i) the Series A Preferred Stock and
(ii) Common Stock to be issued upon the conversion of the Series A Preferred Stock for issuance in connection with the Exchange Offer. Subject to stockholder approval, the Board of Directors has also approved the issuance of shares of the Series A Preferred Stock in connection with the Exchange Offer and shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, as described in Proposal 4. Although pursuant to the Delaware law, the Exchange Offer does not have to be approved by the Company's stockholders, the consummation of the Exchange Offer is contingent on the stockholders' approval of the Amendments and Proposal 4, as described above. The tables provided below summarize the material terms of the Exchange Offer, Senior Collateralized Notes and the Series A Preferred Stock.

Summary of the Terms of the Exchange Offer

Purpose of the Exchange Offer............   The Company is making the Exchange Offer to reduce the amount of its outstanding debt and increase its stockholders' equity.

Securities for which the Exchange Offer
is made..................................   Up to $200,000,000 in aggregate principal amount of Investment Notes.

Securities offered under the Exchange
Offer....................................   Up to $100,000,000 in aggregate principal amount of Senior
                                            Collateralized Notes and up to 200,000,000 shares of the Series A
                                            Preferred Stock (if all Investment Notes are exchanged for the Series A
                                            Preferred Stock). Holders of Investment Notes may exchange each of
                                            $1,000 of principal amount of the holder's Investment Note for (i) equal amounts of Senior Collateralized Notes and Series A Preferred Stock, or
                                            (ii) entirely for the shares of the Series A Preferred Stock.
                                            Additionally, holders of Investment Notes do not have to tender all of their Investment Notes to participate in the Exchange Offer.

No proration.............................   If holders of Investment Notes validly tender, in the aggregate, more than $200,000,000 in principal amount of Investment Notes for Senior
                                            Collateralized Notes and/or Series A Preferred Stock, only the first
                                            $200,000,000 of Investment Notes tendered will be exchanged. Investment
                                            Notes tendered for Senior Collateralized Notes and/or Series A Preferred
                                            Stock that are not accepted because the aggregate amount tendered exceeds $200,000,000 will be returned to the holder if in certificated form. Holders of book-entry Investment Notes will be notified by mail if their tenders are not accepted.

Conditions to the Exchange Offer.........   The Exchange Offer is subject to the following conditions:

                                            o    approval by the Company's stockholders of Proposals 2 and 3;

                                            o    compliance of the Exchange Offer with applicable laws and
                                                 interpretations of the staff of the SEC, including the Form T-3 being declared effective by the SEC;

                                            o    compliance of the Exchange Offer with all applicable state securities or "blue sky" laws;

                                            o    no litigation shall have been instituted or threatened or law enacted that could prohibit the Exchange Offer, materially adversely affect the Company's business, or limit the tax
                                                 deductibility of interest on Senior Collateralized Notes, or materially impair the benefits of the Exchange Offer to the Company;

                                            o    no event shall have occurred affecting the Company's business that would reasonably be expected to prohibit, prevent or
                                                 significantly delay the Exchange Offer or materially impair the benefits of the Exchange Offer; and

                                            o    after the date the offer to exchange is distributed in
                                                 connection with the Exchange Offer, no tender or exchange offer for the Company's equity securities or any business combination involving the Company shall have been proposed or announced or have occurred.


Conditions to the Exchange Offer
(continued)..............................   Subject to the satisfaction or waiver (other than legal requirements which can not be waived by us) of the foregoing conditions, the Company will accept for exchange the first $200,000,000 in aggregate principal amount of Investment Notes that are validly tendered and not withdrawn before 5:00 p.m., Philadelphia, Pennsylvania time, on, December 31,
                                            2003, the expiration date of the Exchange Offer. However, the Company reserves the right to:

                                            o    delay the acceptance of Investment Notes for exchange;

                                            o    terminate the Exchange Offer and promptly return all Investment
                                                 Notes tendered to the Company;

                                            o    extend the expiration date and retain all Investment Notes that have been tendered, subject to the right of owners of Investment
                                                 Notes to withdraw their tendered Investment Notes;

                                            o    refuse to accept Investment Notes and promptly return all
                                                 Investment Notes that have been tendered to the Company;

                                            o    waive any condition or otherwise amend the terms of the
                                                 Exchange Offer in any respect; or

                                            o    extend the expiration date, accept tendered Investment Notes for exchange and consummerate such exchanges on multiple closing dates commencing on December 31, 2003.

                                            The Company will not waive or amend any condition after the expiration date of the Exchange Offer.

Acceptance of Investment Notes...........   The consummation of the Exchange Offer is not contingent upon any minimum number of old debentures tendered. The Company intends to close the Exchange Offer on the expiration date, unless extended, regardless of the amount of Investment Notes tendered. In the event the Company elects to extend the Exchange Offer, the Company reserves the right to effect multiple closings commencing on December 31, 2003.

Withdrawal rights........................   The tender of Investment Notes may be withdrawn by holders at any time prior to the Company's acceptance of the tendered Investment Notes for exchange.  If the Exchange Offer is extended beyond December 31, 2003 and a holder tenders Investment Notes after the initial closing, the holder may withdraw the tender of Investment Notes or change the holder's choice of new securities at any time before the expiration of the extended tender offer.


Investment Notes not tendered or accepted
for exchange.............................   If a holder does not tender the holder's Investment Notes in the
                                            Exchange Offer, or if the holder's Investment Notes are not accepted for exchange, the holder will continue to hold the holder's Investment Notes and will be entitled to all the rights and will be subject to all the limitations applicable to Investment Notes. Any Investment Notes not accepted for exchange for any reason will be returned without expense to the holder as promptly as practicable after the expiration or termination of the Exchange Offer if in certificated form.  Holders of book-entry Investment Notes will be notified by mail if their tenders are not accepted.

Use of proceeds..........................   The Company will not receive any cash proceeds from the Exchange Offer.

Appraisal rights.........................   Holders of Investment Notes will not have any dissenters' rights or appraisal rights in connection with the Exchange Offer.

Summary Description of the Senior Collateralized Notes

Senior Collateralized Notes offered......   Up to $100,000,000 in aggregate principal amount available in exchange for Investment Notes.

Maturity.................................   For Senior Collateralized Notes issued in exchange for Investment Notes with maturities of 36 months or less, maturity dates will be the greater of the remaining term to maturity of Investment Notes tendered or 12 months. With respect to Investment Notes tendered with remaining terms greater than 36 months, the holder may elect to receive Senior
                                            Collateralized Notes with a term equivalent to the remaining term on
                                            Investment Notes tendered or a 36-month term. If the holder fails to select a maturity date, the maturity date will be the maturity date on the Investment Notes tendered.

Security/Ranking.........................   Senior Collateralized Notes will be secured by a security interest in certain cash flows originating from the interest-only strips of the
                                            Company's subsidiaries held by ABFS Warehouse Trust 2003 - 1, a special purpose entity which holds the majority of, but not all of, the interest
                                            - only strips held directly or indirectly by the Company, with an aggregate value of at least an amount equal to 150% of the outstanding principal balance of Senior Collateralized Notes and senior debt incurred in the future; provided that, such collateral coverage may not fall below 100% of the outstanding principal balance of Senior
                                            Collateralized Notes and such senior debt, as determined by the Company on any quarterly balance sheet date. In the event of liquidation, to the extent the collateral securing Senior Collateralized Notes is not sufficient to repay these securities, the deficiency portion of Senior Collateralized Notes will rank junior in right of payment behind the Company's senior indebtedness and all of its other existing and future senior debt and debt of its subsidiaries, and equally in right of payment with Investment Notes, any future subordinated debentures issued by the Company and other unsecured debt. Senior Collateralized Notes will rank senior to the Series A
                                            Preferred Stock.

Subordination of liens...................   The Company or its subsidiaries may, from time to time, grant other liens on the cash flows originating from  interest-only strips in connection with other exchange offers or financing the Company may pursue, and such liens may be of equal or greater priority than the liens securing Senior Collateralized Notes if, and only if, after giving effect to any such additional indebtedness secured by the cash flow from the interest-only strips, the value of such cash flow is at least 150%
                                            of the total amount of debt secured on the date such liens are granted.

Interest payments........................   With respect to Investment Notes where the holders elected periodic interest payments (as opposed to payment of interest at maturity of the
                                            Investment Note), all periodic payments of interest on Investment Notes have been made when due since Investment Notes were issued. The last periodic payment of interest on such Investment Notes will be made on
                                            December 31, 2003 (or the closing date of the exchange of an Investment
                                            Note if such closing date occurs after December 31, 2003). This payment will cover accrued interest, if any, at the stated interest rate due through December 31, 2003 or through such later closing date.



Interest payments (continued)............   Effective January 1, 2004 (or the closing date of the exchange of an
                                            Investment Note if such closing date occurs after December 31, 2003)
                                            through the maturity date of Senior Collateralized Notes, the payment of interest on Senior Collateralized Notes will be made pursuant to the same periodic payment terms as interest was paid under the terms of
                                            Investment Notes tendered. Effective January 1, 2004 (or the closing date of the exchange of an Investment Note if such closing date occurs after December 31, 2003) until the maturity date of Senior
                                            Collateralized Notes, the Company will pay the interest on such notes at the rate equal to 10 basis points above the current interest rate on
                                            Investment Notes.

                                            With respect to Investment Notes tendered with interest payable upon maturity, interest on Senior Collateralized Notes issued in exchange for such securities will be payable upon maturity.

                                            With respect to remaining principal amounts of Investment Notes not tendered, accrued but unpaid interest due at maturity of Investment
                                            Notes will continue to accrue and will be payable pursuant to the terms of Investment Notes.

Optional redemption......................   The Company may redeem Senior Collateralized Notes at any time after the first anniversary of the issuance of the notes in whole or in part, for
                                            100% of their principal amount plus accrued and unpaid interest, if any, up to the date of redemption, on at least 90 days' prior written notice by mail.

Events of default........................   The events of default under the indenture governing Senior
                                            Collateralized Notes shall be the same as those applicable to Investment
                                            Notes, with the exception of the following additional event of default:
                                            the ratio of (i) the value of the interest-only strips securing Senior
                                            Collateralized Notes to (ii) the outstanding aggregate principal balance owing on Senior Collateralized Notes issued under the indenture governing Senior Collateralized Notes and other debt secured by the interest-only strips falls below 1.0 to 1.0, as determined by the
                                            Company.

Summary Description of the Series A Preferred Stock

Series A Preferred Stock offered.........   Up to 200,000,000 shares of the Series A Preferred Stock, par value
                                            $0.001 per share. The Certificate of Designation of the Series A
                                            Preferred Stock is attached hereto as Appendix B.

Ranking..................................   The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, will rank senior to Common Stock and junior to Senior
                                            Collateralized Notes, Investment Notes, any other indebtedness or liabilities of the Company or its subsidiaries and any other shares of its stock that may be issued in the future ranking senior to the Series
                                            A Preferred Stock.

                                            If the Company issues less than 200,000,000 shares of the Series A
                                            Preferred Stock in connection with the Exchange Offer, the Company may issue additional shares of the Series A Preferred Stock for any corporate purpose from time to time. The additional shares may be sold for cash or exchanged for the Company's outstanding securities or other assets that the Company desires to acquire. All such additional shares of the Series A Preferred Stock, if any, will rank equally with the shares of the Series A Preferred Stock issued in the Exchange Offer.
                                            The Company may also issue additional shares of preferred stock in the future.

Liquidation preference...................   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any payment to the holders of Common Stock, holders of the Series A Preferred Stock will be entitled to receive a liquidation preference of $1.00 per share, referred to as the original liquidation value in this document, plus accrued and unpaid dividends, if any, to the date of final distribution to such holders.

Dividend payments........................   Monthly dividend payments will be $0.0083 per share (equivalent to
                                            $0.10 per share annually or 10.0% of the original liquidation value) of the Series A Preferred Stock, subject to compliance with applicable
                                            Delaware law. Dividend payments on the Series A Preferred Stock will be payable on the payment date to stockholders of record as of the end of each calendar month. The payment date shall be two weeks following the end of each calendar month, but may be extended by the Company to a date not later than 90 days after the end of each calendar month.
                                            The cumulative amount of any unpaid dividends will be paid upon liquidation of the Series A Preferred Stock, or the appropriate adjustment, which takes into account unpaid dividends, will be made upon the redemption or conversion of the Series A Preferred Stock.  As long as the shares of the Series A Preferred Stock are outstanding, no dividends will be declared or paid on Common Stock unless all dividends accrued and unpaid on the shares of the Series A Preferred Stock have been paid in full.

Optional redemption......................   The Company may redeem the shares of the Series A Preferred Stock at a price equal to the original liquidation value plus any accrued and unpaid dividends, at any time following the second anniversary of the issuance date.

Voting rights............................   Except as otherwise required by law or the Company's Certificate of
                                            Incorporation, holders of the Series A Preferred Stock are not entitled to vote on any matters submitted to a vote of the stockholders of the
                                            Company.

Mandatory conversion.....................   None.

Conversion...............................   On or after the second anniversary of the issuance date (or on or after the one year anniversary of the issuance date if no dividends are paid on the Series A Preferred Stock), each share of the Series A Preferred
                                            Stock is convertible at the option of the holder into a number of shares of Common Stock determined by dividing: (A) $1.00 plus accrued but unpaid dividends (if the conversion date is prior to the second anniversary of the issuance date because the Series A Preferred Stock has become convertible due to a failure to pay dividends), $1.20 plus accrued but unpaid dividends (if the conversion date is prior to the third anniversary of the issuance date, but on or after the second anniversary of the issuance date) or $1.30 plus acrued but unpaid dividends (if the conversion date is on or after the third anniversary of the issuance date) by (B) the market value of a share of Common Stock
                                            (which figure shall not be less than $5.00 per share regardless of the actual market price, such $5.00 minimum figure to be subject to adjustment for stock splits, including reverse stock splits) on the conversion date.

Financial Impact of the Exchange Offer

         The effects of every $1,000,000 of existing Investment Notes exchanged by holders and the effects of the issuance of the Series A Preferred Stock are presented below. The effects on the Company's consolidated balance sheet at September 30, 2003 assume that the Exchange Offer had occurred on September 30, 2003. The effects on the Company's consolidated income statements for the three months ended September 30, 2003 and the year ended June 30, 2003 assume that the Exchange Offer had occurred on July 1, 2002. Interest expense has been reduced at an average interest rate of 8.73% on the amount of existing subordinated debt retired in the Exchange Offer and has been increased at an average interest rate of 8.83% on the amount of Senior Collateralized Notes issued in the Exchange Offer.

         The effect on the Company's consolidated balance sheet at September 30, 2003 and the consolidated income statements for the three months ended September 30, 2003 and the year ended June 30, 2003 for every $1,000,000 of Investment Notes that are exchanged for $500,000 of Senior Collateralized Notes and 500,000 shares of the Series A Preferred Stock would have been as follows (in thousands):

         Consolidated Balance Sheet
         --------------------------
         Subordinated debt                   $(1,000)
         Senior collateralized notes             500
         Total liabilities                      (500)
         Series A Preferred Stock                  1
         Capital surplus                         499
         Total stockholders' equity              500

         Consolidated Statements of Income
         ---------------------------------
                                                      Three Months Ended          For the Year Ended
                                                      September 30, 2003             June 30, 2003
                                                      ------------------          ------------------
         Decrease in interest expense                       $(11)                        $(43)
         Decrease in net loss                                  7                           27
         Increase in preferred stock dividends                13                           50
         Increase in net loss attributable to
         common stockholders                                  (6)                         (23)

         The effect on the Company's consolidated balance sheet at September 30, 2003 and the consolidated income statements for the three months ended September 30, 2003 and the year ended June 30, 2003 for every $1,000,000 of Investment Notes that are exchanged for 1,000,000 additional shares of the Series A Preferred Stock would have been (in thousands):

         Consolidated Balance Sheet
         --------------------------
         Subordinated debt                               $(1,000)
         Total liabilities                                (1,000)
         Series A Preferred Stock                              1
         Capital surplus                                     999
         Total Stockholders' Equity                        1,000

Consolidated Statements of Income
---------------------------------
                                               Three Months Ended         For the Year Ended
                                               September 30, 2003           June 30, 2003
                                               ------------------           -------------

Decrease in interest expense                          $(22)                     $(88)
Decrease in net loss                                    14                        55
Increase in preferred stock dividends                   25                       100
Increase in net loss attributable to
common stockholders                                    (11)                      (45)

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         General. The Compensation Committee is comprised entirely of non-employee members of the Board of Directors. The Compensation Committee has been delegated authority to review the executive compensation program. Recommendations of the Compensation Committee on cash and benefit components of executive compensation must be submitted to the full Board for approval. The Compensation Committee has been authorized by the Board to make final determinations with respect to the stock component of executive compensation.

         Compensation Objectives. The Compensation Committee believes that compensation for the executive officers should be determined in a manner which emphasizes increasing value for stockholders. Consistent with this objective, the Compensation Committee believes the Company's executive compensation program is designed to pay base salaries to executives at levels that enable the Company to attract, motivate and retain talented executives. In addition, annual cash bonuses, stock grants and stock option grants may constitute a component of compensation, both as an incentive and as a reward for performance based upon:
(i) individual performance, (ii) the Company's operating and financial results and departmental goals, and (iii) other performance measures. Stock option grants which are made at the fair market value of Common Stock on the grant date are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation. Consistent with this overall philosophy, the specific objectives of the Company's executive compensation policy are to:

         o Align the financial interests of executive officers with those of stockholders by providing equity-based incentives.

         o Provide annual variable cash bonus compensation awards that take into account the overall Company performance, individual contributions and other factors that increase stockholder value.

         o Offer a total compensation program that takes into account the compensation practices and financial performance of companies in the Company's industry and other comparable companies as well as the future needs.

         o Emphasize performance-based and equity-based compensation for officers at the level of vice president and above which reward significantly upside performance that exceeds targeted goals. In particular, in arriving at the amount of equity-based compensation and annual cash bonuses for senior officers, the focus is more on overall Company performance, and individual contributions to the achievement of established departmental and Company goals, and less on comparable marketplace compensation comparisons.

         Components of Compensation. There are three major components of the executive officer compensation: (i) base salary, (ii) annual cash bonus awards, and (iii) equity-based incentive awards in the form of stock option grants. Executive officers also receive other standard benefits including medical, disability and life insurance as well as a car allowance.

         The Compensation Committee uses its subjective judgment when reviewing, making recommendations or approving the various components of executive officer compensation and takes into account both qualitative and quantitative factors. The Compensation Committee does not generally assign specific weights to these factors. The Compensation Committee considers compensation practices and financial performance of companies in the Company's industry and other comparable companies. This information provides guidance and a framework, but the Compensation Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of companies in the Company's industry and other comparable companies' results. Specific compensation for individual officers will vary from these levels as the result of subjective factors unrelated to compensation practices of comparable companies. The Company may also receive assessments and advice regarding the compensation practices from independent compensation consultants. The Compensation Committee believes that the attraction and retention of superior officers is essential to the Company's ability to compete effectively with larger competitors and continue to implement its growth strategy.

         Base Salary and Cash Bonuses. Each Company executive officer receives a base salary, which when aggregated with their bonus, is intended to be competitive with similarly situated executives in the Company's industry and executives at other comparable companies. The Company targets base pay at the level required to attract and retain highly qualified executives. Individual experience and performance and specific needs particular to the Company, among other factors, are taken into account. During fiscal 1997, the Company entered into employment agreements with Messrs. Santilli and Ruben and Mrs. Santilli. The base salaries paid to Mr. Santilli, Mrs. Santilli, and Mr. Ruben are structured in accordance with their employment agreements which provide that their salaries may be increased but not decreased and provide for annual increases which may not be less than the increase in the cost of living for the prior year. The employment agreements of Mr. Santilli and Mrs. Santilli provide that their salary increases shall be determined by the Board. The employment agreements of Messrs. Ruben, Mandia and Riseman provide that their salary increases shall be determined by the Chief Executive Officer.

         In addition to base salary, officers at the level of senior vice president and above are eligible to receive an annual cash bonus under the Executive Management Incentive Plan. Employees at the level of vice president and assistant vice president are eligible for an annual bonus under a separate program. Bonuses are determined based upon the achievement of qualitative and quantitative individual, departmental and company goals pursuant to an established formula under which the various factors are weighted based upon each individual's position, years of service and contribution to the overall performance of the Company or a subsidiary thereof. Generally, the annual bonus awarded can equal up to 50% of an officer's annual salary, other than Mr. Santilli and Mrs. Santilli whose bonuses are governed by their employment agreements. Mr. Ruben's agreement provides that his participation in the Company's annual cash bonus plan is established by the Board and the Board has currently directed that Mr. Ruben's annual cash bonus not exceed fifty percent (50%) of Mr. Ruben's annual base salary at the time of the award with the actual amount of the award subject to the discretion of the Chief Executive Officer. Pursuant to the terms of their employment agreements, Mr. Mandia and Mr. Riseman may receive an annual bonus at the discretion of the Chief Executive Officer of up to 50% of their salaries if the Company achieves certain performance goals set for purposes of the Executive Management Incentive Plan.

         The cash bonus payable to each of Mr. Santilli and Mrs. Santilli under their respective employment agreements is as follows: (a) if 80% of the targets established by the Board of Directors ("Targets") are met, a bonus of 50% of the individual's base salary is payable under the employment agreement; (b) if 100% of the Targets are reached, a bonus equal to 100% of the individual's base salary is payable under the agreement; or (c) if more than 100% of the Targets are achieved, the individual will receive an additional 2.5% of their base salary for each 1% by which the Targets are exceeded. In no event, however, will the cash bonus paid to Mr. Santilli or Mrs. Santilli exceed 225% of their base salary. No bonuses are required to be paid to Mr. Santilli or Mrs. Santilli in any year in which the Company fails to meet at least 80% of the Targets; however, a portion of the cash bonus for Mr. Santilli may be paid for perofrmance results over a period less than a full fiscal year.

         In October 2002, a bonus of $38,000 was paid to Mr. Santilli based on the Company's performance results for the first quarter of fiscal year 2003. Bonuses of $15,000 and $25,000 were paid to Mr. Ruben and Mr. Mandia, respectively, in September 2002 based on their performance in a transaction material to the Company's performance during the first quarter of fiscal year 2003. Due to the Company's financial results for fiscal year 2003 no annual cash bonuses were paid at the end of fiscal 2003 to any of the Named Officers pursuant to employment agreements or the Executive Management Incentive Plan.

         The Company believes that bonuses paid to the Named Officers in fiscal 2003 are consistent with the cash bonus program approved by the Board of Directors, as such is affected by individual employment agreements. Base salary and cash bonuses of executives for fiscal 2003 were determined and paid in accordance with the compensation objectives and other factors discussed in this report.

         Stock Options. The Company believes that it is important for executives to have an equity stake in the Company and, toward this end, may make grants of stock and/or stock options to key executives from time to time. In making such grants, the Compensation Committee reviews the level of awards granted to executives at companies in the Company's industry and executives at other comparable companies, the awards granted to other executives within the Company and the individual officer's specific role and contribution at the Company. During fiscal 2003, no stock or stock option grants were made to officers and employees of the Company, other than stock options covering 6,000 shares of Common Stock granted as a hiring incentive to three new employees.

         Chief Executive Officer Compensation. Mr. Santilli was the founder of the Company and has served as its Chairman, President and Chief Executive Officer since the Company's inception. On January 29, 1997, the Company entered into an employment agreement with Mr. Santilli. The agreement established Mr. Santilli's base salary at $300,000 and provided that his base salary may be increased from time to time and once increased may not be decreased. Mr. Santilli's base salary is automatically adjusted each year based upon the increase in the cost of living as determined by the Consumer Price Index. Pursuant to the terms of his employment agreement, Mr. Santilli's salary increases above the cost of living increase require full Board approval. The Board is responsible for reviewing and approving the compensation of Mr. Santilli. As of June 30, 2003, Mr. Santilli's base salary was being paid at the annual rate of $763,744. As described above, in October 2002, Mr. Santilli was paid a cash bonus of $38,000 based on performance results achieved during the first quarter of fiscal year 2003. The Compensation Committee believes that Mr. Santilli's compensation is consistent with the compensation paid to Chief Executive Officers of comparable, publicly-held finance companies, and other companies comparable to the Company. In addition, Mr. Santilli, with his wife, is the largest stockholder of the Company, and to the extent his performance as Chairman, President and Chief Executive Officer translates into an increase in the stockholder value, all stockholders share the benefits, including Mr. Santilli.

         Policy on Deductibility of Compensation in Excess of $1.0 Million. Generally, Section 162(m) of the Internal Revenue Code, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held company, such as the Company, for certain compensation exceeding $1.0 million paid during the calendar year to the chief executive officer and the four other highest paid executive officers. Notwithstanding the foregoing, certain performance-based compensation that has been approved by stockholders is excluded from the $1.0 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). All of the members of the Compensation Committee qualify as "outside directors." As a result, the Company believes compensation resulting from the exercise of options under the 1993 Stock Option Plan and the 1999 Stock Option Plan will be deductible. Any future employee incentive plan or other form of performance based compensation subject to this rule which is considered for adoption will be evaluated prior to any such adoption to determine the plan's anticipated compliance with the Section 162(m) limitation and this policy.

                           The Compensation Committee

 Leonard Becker    Michael R. DeLuca    Jerome H. Miller    Harold E. Sussman




Compensation Committee Interlocks and Insider Participation

         No person who served as a member of the Compensation Committee during fiscal 2003 was a current or former officer or employee of the Company or its subsidiaries or engaged in certain transactions with the Company or its subsidiaries required to be disclosed by the SEC regulations, other than a transaction involving Mr. Sussman described under "Certain Relationships and Related Transactions." Additionally, there were no compensation committee "interlocks" during 2003, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Company's Compensation Committee.

Stock Performance Graph

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the NASDAQ Stock Market and the Peer Group Index (described below), assuming an investment of $100 in each on June 30, 1998, and the reinvestment of all dividends. The data points used for the performance graph are listed below.


                               [GRAPHIC OMITTED]


         The Peer Group Index reflects the performance of the following publicly traded companies in industries similar to that of the Company: Aames Financial Corp., Delta Financial Corp., Homegold Financial, Irwin Financial Corporation, New Century Financial Corp., OCN/Ocwen Financial Corporation and Saxon Capital, Inc.

                                                                Cumulative Total Return
Performance Graph Data Points               6/30/98    6/30/99     6/30/00    6/30/01    6/30/02     6/03/03
-----------------------------               -------    -------     -------    -------    -------     -------
American Business Financial Services.....    $100      $ 56.48     $ 56.71    $ 73.53    $62.36      $41.85
NASDAQ Stock Market (U.S.)...............    $100      $143.60     $212.29    $115.34    $78.57      $87.24
Peer Group Index.........................    $100      $ 43.79     $ 26.69    $ 44.01    $43.46      $51.78

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or in which the Company has an interest. The Company will not enter into any such transactions unless approved by a majority of the Board of Directors, not including any interested director.

         On September 29, 1995, the Company made a loan in the amount of $600,032 to Anthony J. Santilli, its President and Chief Executive Officer. The proceeds of the loan were used to exercise options to purchase 247,513 shares of Common Stock of the Company at a price of $2.67 per share. The loan bears interest at the rate of 6.46% with interest due annually or at maturity and the principal due September 2005. The loan is secured by the 247,513 shares purchased with the proceeds of the loan and is shown as a reduction of stockholders equity in the Company's financial statements.

         On April 2, 2001, the Board of Directors issued 2,500 shares (3,025 shares after the effect of stock dividends) to the Company's former director, Richard Kaufman as a result of services rendered in connection with a stock repurchase program.

         The Company employs members of the immediate family of some of its directors and executive officers in various positions as described in the table and paragraphs that follow. Base compensation, bonus, sales commission and options granted reflect compensation paid by the Company during fiscal 2003.

                                                                                  Bonus(3)/Sales
                                                    Date of          Base         Commission(4)        Total      Options
     Name      Relationship    Position Held(1)   Employment    Compensation(2)        (5)         Compensation    Granted
----------------------------------------------------------------------------------------------------------------------------
John Santilli     Son of         Executive Vice     12/1/94 -       $200,950          $89,870         $290,820         --
                  Anthony         President -        present
                 Santilli        National Sales
                               Division of Upland

   Barbara   Daughter-in-law    Sales Manager of    6/1/98 -         $59,067          $81,663         $140,730         --
  Rosenthal     of Anthony     the Bank Alliance     present
                 Santilli      Program of Upland

 Lisa Kaufman   Daughter of    Branch Manager of    9/16/96 -        $75,305           $3,639          $79,000         --
                  former         ABMS and Vice      03/06/03
                 director,      President of the
                  Richard           Company
                  Kaufman

    Carole      Daughter of        Servicing        8/6/01 -        $104,583          $25,500         $130,083         --
   Santilli       Anthony       Department Head     present
                 Santilli       and Senior Vice
                                President of ABC


------------------------
(1) The names of certain subsidiaries of the Company are abbreviated as follows: "Upland" means HomeAmerican Credit, Inc. d/b/a Upland Mortgage; "ABMS" means American Business Mortgage Services, Inc.; "ABC" means American Business Credit, Inc.

------------------------
(2)  Includes base salary and car allowance if applicable.

(3) Employees of the Company and its subsidiaries with a title of Assistant Vice President or greater are eligible for an annual bonus. Bonuses are determined on an individual basis and are based upon the achievement of specific goals established by management.

(4) All loan sales personnel are eligible for sales commissions based on sales volume.

(5) Bonus and commission information includes all amounts paid during fiscal year 2003. A portion of these amounts may be attributable to services rendered during fiscal year 2002.

     In addition to the foregoing, Gary Ruben, brother of Executive Vice President, Jeffrey Ruben, served as a Loan Officer in a branch office of Upland until August 2002. Gertrude Zimmerman, mother of Beverly Santilli, was employed by the Company on a part time basis through July 2, 2003. Christopher Santilli, son of Anthony Santilli, currently serves as the Head of Processing and is Vice President of Upland. Iris Zimmerman, sister of Beverly Santilli, is currently employed as an Associate Counsel of the Company. These employees received annual compensation ranging from approximately $13,500 to $110,600 with the aggregate compensation for these four individuals for fiscal 2003 totaling $230,033. Employees of the Company and its subsidiaries with a title of Assistant Vice President or greater are eligible for annual bonuses. In addition, all loan sales personnel are eligible for sales commissions and quarterly bonuses based on sales volumes. Accordingly, the total compensation for these individuals includes any bonuses or sales commissions paid them during fiscal 2003. These individuals and the individuals listed in the table above are also entitled to the benefits generally afforded Company employees, including participation in the Company's 401(k) Plan and customary employee benefit plans. The Company believes that the salaries paid to these individuals are competitive with salaries paid to other employees in similar positions in the Company and in the industry.

         Castle Appraisal & Consulting LLC is listed on an approved appraiser list for the Company's subsidiaries. Anthony Santilli, III, Mr. Santilli's son, is the operating manager and sole member of Castle Appraisal & Consulting LLC. The Company's lending subsidiaries supply the approved appraiser list to mortgage applicants at the applicant's request and some mortgage applicants may choose to hire Castle Appraisal & Consulting LLC, principally in Southern New Jersey, to provide appraisal services in connection with a loan transaction with the Company's lending subsidiaries. The Company estimates that Castle Appraisal & Consulting LLC performed approximately 240 appraisals during fiscal 2003 for mortgage applicants of the Company's subsidiaries as a result of being included on this approved appraiser list. Based upon an average appraisal fee of $300, the Company estimates that the fees received by Castle Appraisal & Consulting LLC from mortgage applicants for such appraisals totaled approximately $72,000 in fiscal 2003.

         In fiscal 2003, Lanard & Axilbund, Inc., a real estate brokerage and management firm in which the Company's director, Mr. Sussman, was a partner and is now Chairman Emeritus, acted as the Company's agent in connection with the lease of the new corporate office space of the Company. As a result of this transaction, Lanard & Axilbund, Inc. received a commission of $978,439 which the Company believes to be consistent with market and industry standards. Additionally, as part of the Company's agreement with Lanard & Axilbund, Inc., it reimbursed the Company in the amount of $229,214 for some of the Company's costs related to finding new office space including some of the Company's expenses related to legal services, feasibility studies and space design.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2003, its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to such persons.

                              STOCKHOLDER PROPOSALS

         The deadline for providing the Company timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2004 Annual Meeting of Stockholders (the "2004 Meeting") will be October 27, 2004. As to all such matters which the Company does not have notice on or prior to October 27, 2004, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2004 Meeting to vote on such proposal. In addition, the Rule 14a-8 requirements applicable to inclusion of stockholder proposals in the Company's proxy materials related to the 2004 Meeting require that a stockholder proposal regarding the 2004 Meeting must be submitted to the Company at its office located at The Wanamaker Building, 100 Penn Square East, Philadelphia, Pennsylvania, 19107, by August 13, 2004 to receive consideration for inclusion in the Company's proxy materials for the 2004 Meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows the Company to incorporate by reference information that the Company files with the SEC. The Company incorporates by reference the information contained in the Company's Annual Report to Stockholders included in the Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended June 30, 2003 filed with the SEC on December 11, 2003.

                                  ANNUAL REPORT

         The Annual Report accompanies this Proxy Statement to Stockholders for the year ended June 30, 2003 (the "Annual Report"). The Annual Report contains the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AND ALL AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED JUNE 30, 2003 REQUIRED TO BE FILED WITH THE SEC WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

                                Stephen M. Giroux
                                    Secretary
                             The Wanamaker Building
                              100 Penn Square East
                             Philadelphia, PA 19107





                                       By Order of the Board of Directors,



                                       Stephen M. Giroux, Secretary

                                   APPENDIX A

                       AMENDMENT AND RESTATEMENT NO. 4 TO

        CERTIFICATE OF INCORPORATION (AS PREVIOUSLY AMENDED AND RESTATED)

                  OF AMERICAN BUSINESS FINANCIAL SERVICES, INC.



         This is to certify that the Certificate of Incorporation of American Business Financial Services, Inc. (previously known as KINGSWAY ENTERPRIZES, INC.) originally filed with the Secretary of State of the State of Delaware on February 25, 1985 and as amended on April 25, 1985, July 8, 1985, March 11, 1986, and as amended and restated on February 12, 1993, July 11, 1996 and January 2, 2003, has been further amended and restated. The amendment and restatement herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and shall read in full as follows:

         FIRST: The name of the corporation is American Business Financial Services, Inc. (the "Corporation").

         SECOND: The address of the registered office in the State of Delaware is 103 Springer Building, 3411 Silverside Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Wilmington Trust SP Services (Delaware), Inc.

         THIRD: The purposes for which the Corporation was formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 412,000,000 shares, consisting of 203,000,000 shares of Preferred Stock, par value $.001 per share, as more fully described in Section A below (the "Preferred Stock"), and 209,000,000 shares of Common Stock, par value $.001 per share, as more fully described in Section B below (the "Common Stock").

         A. Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions and (if any), of the Preferred Stock and each series thereof which my be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

                  (1) The voting rights and powers (if any) of the Preferred Stock and each series thereof;

                  (2) The rates and times at which, and the terms and conditions on which, dividends (if any) on the Preferred Stock, and each series thereof, will be paid and any dividend preferences or rights of cumulation;

                  (3) The rights (if any) of holders of the Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

                  (4) The redemption rights (if any) of the Corporation and of the holders of the Preferred Stock, and each series thereof, and the times at which, and the terms and conditions on which, the Preferred Stock, and each series thereof, may be redeemed; and

                  (5) The rights and preferences (if any) of the holders of the Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         B. Common Stock. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  (1) Dividends. When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

                  (2) Voting Rights. Each holder of Common Stock shall be entitled to one vote per share.

                  (3) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of the Preferred Stock of the full amounts to which they shall be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock (except to the extent otherwise specifically provided in such Preferred Stock), to share ratably according to the number of shares of the Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

         C. Other Provisions. No holder of any of the shares of any class or series of stock or options, warrants or other rights to purchase shares of any class of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, films, corporations or associations, whether any such persons, firms, corporations or associations are holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

         FIFTH: The board of Directors shall consist of not less than one (1) nor more than fifteen (15) persons, the exact number to be fixed and determined from time to time by resolution of the Board of Directors.

         SIXTH: Prior to the first closing date for the public offering of the Common Stock which occurs on or after the date of this Certificate of Incorporation, the directors shall be elected for such term as is specified in the Bylaws of the Corporation in effect on the date of this Certificate of Incorporation, as such Bylaws are amended from time to time. On and after the first closing date for the public offering of the Common Stock which occurs on or after the date of this Certificate of Incorporation, the directors shall be divided into three (3) classes, known as Class 1, Class 2, and Class 3. The initial directors of Class 1 shall serve until the first (1st) annual meeting of stockholders. At the first (1st) annual meeting of stockholders, the directors of Class 1 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 2 shall serve until the second (2nd) annual meeting of stockholders. At the second (2nd) annual meeting of the shareholder, the directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 3 shall serve until the third (3rd) annual meeting of stockholders. At the third (3rd) annual meeting of the stockholders, the directors of Class 3 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier death, resignation, removal or disqualification. This Article Sixth, or any portion thereof, may be changed by a Bylaw amendment which is adopted by all of the then members of the Board of Directors.

         SEVENTH: Section 228 of the Delaware General Corporation Law shall not be applicable unless the resolution or other matter contained in the written consent or consents from stockholders has been previously approved by all of the then members of the Board of Directors.

         EIGHTH: The Corporation shall indemnify the directors and executive officers of the Corporation and hold them harmless to the fullest extent permitted by the provisions of the Delaware General Corporation Law. In the event that the Delaware General Corporation Law is amended, after the date of this Certificate of Incorporation, to authorize corporate action further eliminating or limiting the personal liability of directors and officers (whether an executive officer or not), then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  The Corporation shall pay the expenses incurred by a director or executive officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.

                  Any amendment or repeal of this Eighth Article by the stockholders of the Corporation shall not adversely affect any right or protection of the director of officer of the Corporation existing at the time of such amendment or repeal. Nothing contained herein shall prevent the corporation from supplementing the indemnification provisions contained herein by Bylaw provisions, contracts with directors or officers, insurance or otherwise.

         NINTH: To the fullest extent permitted by law as presently in effect or as hereafter amended from time to time, a director shall have no personal liability to the Corporation or stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article Ninth shall not adversely affect any right or protection of a director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation.

         ELEVENTH: The Corporation reserves the right at any time and from time to time to amend or repeal any provision contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

         TWELFTH: In the event that all, some or any part of any provision contained in this Certificate of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of this Certificate of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of the Certificate of Incorporation. If and to the extent that any provision contained in this Certificate of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the Corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine.

         IN WITNESS WHEREOF, American Business Financial Services, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed this ____ day of ______________, 2003.



         ATTEST:                         AMERICAN BUSINESS FINANCIAL
                                         SERVICES, INC.


         -------------------------       -------------------------
         Stephen M. Giroux               Anthony J. Santilli
         Secretary                       Chief Executive Officer

                                   APPENDIX B

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                           CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK


                ------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                ------------------------------------------------

         American Business Financial Services, Inc. (the "Corporation"), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of the Preferred Stock, $0.001 par value, designated as Series A Convertible Preferred
Stock:

         RESOLVED, that a series of the class of Preferred Stock, $0.001 par value, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. Designation and Amount. The shares of such series shall be designated "Series A Convertible Preferred Stock" (herein referred to as "Series A Preferred Stock"), having a par value per share equal to $0.001, and the number of shares constituting such series shall be 200,000,000. The balance of the shares of Preferred Stock, if any, may be divided into such number of series as the Board of Directors may determine with such rights, preferences, privileges and restrictions as the Board of Directors may determine in connection therewith.

         2.       Liquidation Rights.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment or setting apart for payment of any amount shall be made in respect of the Corporation's Common Stock and any other class of capital stock of the Corporation created after the Series A Preferred Stock ranking junior to the Series A Preferred Stock as to liquidation rights, in amount equal to $1.00 per share (the "Original Liquidation Value") (subject to adjustment upon the occurrence of a stock split, combination, reclassification or other similar event of the Series A Preferred Stock) plus an amount per share equal to accrued but unpaid dividends (the "Series A Preference Amount"). Holders of Series A Preferred Stock will be entitled to written notice of any event triggering the right to receive the Series A Preference Amount.

                  (b) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Series A Preference Amount, then such holders shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable on the shares held by them if all amounts payable with respect to such shares were paid in full.

                  (c) After payment of the full amount of the Series A Preference Amount, the holders of Series A Preferred Stock, will have no right or claim to any of the Corporation's remaining assets.

                  (d) In the event the Corporation shall propose to take any action regarding the liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the value of the assets to be distributed to the holders of shares of the Series A Preferred Stock shall be determined by the consent or vote of the Board of Director in its sole discretion, and such determination shall be binding upon the holders of the Series A Preferred Stock.

         3.       Dividends.

                  (a) Dividends on outstanding shares of Series A Preferred Stock shall accrue at an annual rate equal to ten percent (10%) of the Original Liquidation Value. Such dividends shall be paid by the Corporation monthly two weeks following the end of each calendar month but may be extended by the Corporation to a date not later than 90 days after the end of each calendar month, out of any assets at the time legally available therefore, and shall be payable before any dividends are declared or paid on shares of Common Stock or any other class of capital stock of the Corporation created after the Series A Preferred Stock ranking junior to the Series A Preferred Stock in terms of rights to receive dividends. Accrued dividends shall be payable to holders of record as they appear in the Corporation's stock records at the close of business on the last day of each calendar month (a "Record Date").

                  (b) No dividends on shares of Series A Preferred Stock will be paid or set apart for payment by the Corporation so long as the terms and provisions of any agreement that the Corporation is party to, including any agreement relating to the Corporation's indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted by agreement or law, would be unlawful, or would cause the Corporation to become insolvent as contemplated by the Delaware corporate law.

                  Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends on the Series A preferred stock shall be payable only to the extent permitted by Delaware law. Accrued but unpaid dividends on the Series A Preferred Stock will not bear interest and holders of the shares of Series A Preferred Stock will not be entitled to any distributions in excess of full accrued distributions described above.

                  (c) Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Corporation or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend in shares of the Corporation's common stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless all accrued dividends have been or contemporaneously are paid or a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends paid upon the Series A

Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock will be paid pro rata so that the amount of dividends paid per share of Series A Preferred Stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

                  (d) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are paid or a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) will be paid or set aside for payment nor will any other distribution made upon the common stock or any other capital stock of the Corporation, ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor will any shares of common stock, or any other shares of capital stock of the Corporation's ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation. Any dividend payment made on shares of the Series A Preferred Stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

         4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (collectively, "Conversion Rights"):

                  (a) Each share of Series A Preferred Stock shall be convertible, without payment of any additional consideration by the holder thereof and at the option of such holder, at any time on or after the two year anniversary of the date of issuance of such share (or on or after the one year anniversary of the date of issuance of such share if the dividends referred to in Section 3 hereof are not paid), at the office of the Corporation or any transfer agent for such share, into the number of fully paid and nonassessable shares of Common Stock as determined by dividing (A) (i) an amount equal to $1.00 per share plus accrued but unpaid dividends (if the conversion date is prior to the second anniversary of the issuance date because the Series A Preferred Stock has become convertible due to a failure to pay dividends), an amount equal to $1.20 per share plus accrued but unpaid dividends (if the conversion is prior to the third (3rd) anniversary of the issuance date, but on or after the second anniversary of the issuance date), or an amount equal to $1.30 per share plus accrued but unpaid dividends (if the conversion is on or after the third (3rd) anniversary of the issuance date) by (B) the Market Price of a share of Common Stock on the Conversion Date, which figure shall in no event be less than $5.00 per share regardless of the actual market price, such $5.00 minimum figure to be subject to adjustment for stock splits, including reverse stock splits (the "Conversion Price") (such quotient, the "Conversion Rate"), determined as hereinafter provided. The Conversion Date shall be the date of receipt of notice by the Corporation or its transfer agent as described in subsection (c) hereof. Upon conversion, any accrued but unpaid dividends shall (unless paid in cash by the Corporation at the time of conversion) be converted into shares of Common Stock at the then applicable conversion ratio.

                  (b) Market Price. The Market Price of a share of the Common Stock shall be determined as follows: (i) if the Common Stock is traded on a securities exchange or the over-the-counter market, the average closing price of the Common Stock for the ten (10) trading days prior to the Conversion Date; or
(ii) if the Common Stock is not traded on an exchange or the over-the-counter market, the fair market value of a share of Common Stock as determined by the consent or vote of the

Board of Directors in its sole discretion, which determination shall be binding upon the holders of the Series A Preferred Stock.

                  (c) Mechanics of Conversion. If a holder of shares of Series A Preferred Stock desires to exercise the optional conversion right pursuant to subsection 4(a) above, such holder shall give written notice to the Corporation of such holder's election to convert a stated number of shares of Series A Preferred Stock into shares of Common Stock, at the Conversion Rate then in effect, which notice shall be accompanied by the certificate or certificates representing such shares of Series A Preferred Stock which shall be converted into Common Stock. The notice shall also contain a statement of the name or names in which the certificate or certificates for Common Stock shall be issued. Promptly after receiving the aforesaid notice and certificate or certificates representing the Series A Preferred Stock surrendered for conversion, but in no event later than five (5) business days thereafter, the Corporation shall issue and deliver to such holder of Series A Preferred Stock or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock, and the certificates representing shares of Series A Preferred Stock surrendered for conversion shall be canceled by the Corporation. If the number of shares represented by the certificate or certificates surrendered for conversion shall exceed the number of shares to be converted, the Corporation shall issue and deliver to the person entitled thereto a certificate representing the balance of any unconverted shares.

                  (d) No Fractional Shares. Notwithstanding anything herein to the contrary, no fractional shares shall be issued to any holder of Series A Preferred Stock on conversion of such holder's Series A Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the Market Price of a share of Common Stock pursuant to section 4(b) hereof.

                  (e) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock (assuming any accrued and unpaid dividends are paid in cash). All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

                  (f) No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  (g) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

                  (h) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         5.       Redemption; Call.

                  (a) At any time after the second anniversary of the date of issuance, subject to Section 5(b) below, upon the delivery of 30 days' prior written notice, the Corporation shall have the right to repurchase, out of any assets of the Corporation which are by law available therefor, all or a portion of the shares of Series A Preferred Stock then outstanding, by delivering a written notice to the holders of Series A Preferred Stock (the "Redemption Notice"). The purchase price for each share to be redeemed shall be equal to the Series A Preference Amount (the "Series A Redemption Price"). No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed;
(iv) the place or places where shares of the Series A Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the shares of Series A Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

                  (b) Immediately prior to any redemption of shares of Series A Preferred Stock, the Corporation will pay, in cash, any accrued and unpaid dividends through the redemption date, unless a redemption date falls after a Record Date and prior to the corresponding payment date, in which case each holder of shares of Series A Preferred Stock at the close of business on such Record Date will be entitled to the dividend payable on such shares on the corresponding payment date notwithstanding the redemption of such shares before such payment date.

                  (c) Within one hundred twenty (120) days after timely delivery of the Redemption Notice, the Corporation shall purchase, and the holders of the Series A Preferred Stock shall sell, all or a portion of the shares of Series A Preferred Stock. Such purchase of the shares of Series A Preferred Stock shall take place at times and places mutually agreeable to the Corporation and the holders of a majority of the shares of Series A Preferred Stock being redeemed (the "Redemption Closing").

                  (d) At the Redemption Closing, the holders of Series A Preferred Stock shall deliver to the Corporation certificates representing the shares of Series A Preferred Stock to be sold to the Corporation; and the Corporation shall deliver to each such holder the Series A Redemption Price for each share of Series A Preferred Stock to be sold to the Corporation (by cashier's or certified check or by wire transfer of immediately available funds to an account designated by such holder) at the Redemption Closing, together with a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be redeemed at such Redemption Closing.

                  (e) All notices and other communications provided for in
Section 5 shall be dated and in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered personally, or by telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt, (ii) on the first business day following deposit with a recognized overnight courier service, or (iii) seven (7) days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed. If the notice is being delivered to a holder of Series A Preferred Stock, it shall be sent to the address or telecopier number for such holder as shown on the Corporation's books and records.

         6. Voting Rights. Except as otherwise required by law or the Amended and Restated Certificate of Incorporation, holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to a vote of the stockholders of the Corporation.

         7. Relative Rights. The shares of Series A Preferred Stock shall not have any powers, designations, preferences, or relative, participating, optional or other rights or qualifications, limitations or restrictions except as set forth herein.

         8. Notices. Except as expressly provided hereunder, all notices and other communications to be given or delivered by reason of the provisions of this Certificate of Designation shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, a transmittal via facsimile, an electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 8 as promptly practicable thereafter). Such notices and other communications shall be addressed (1) in the case of a holder of the Series A Preferred Stock, to his or its address as is designated in writing from time to time by such holder, and (2) in the case of the Corporation, to its principal corporate or principal operating officer.


         IN WITNESS WHEREOF, the Corporation has caused the foregoing certificate to be signed on _____________, 2003.



                                      AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                                      By:
                                               ---------------------------------
                                      Name:
                                               ---------------------------------
                                      Title:
                                               ---------------------------------

REVOCABLE
PROXY

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

               Annual Meeting of Stockholders - December 31, 2003
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABFS

         The undersigned hereby constitutes and appoints Anthony J. Santilli and Jeffrey M. Ruben and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders (the "Annual Meeting") of American Business Financial Services, Inc. ("ABFS" or the "Company"), to be held on December 31, 2003, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of ABFS which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card:

         THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE ABFS PROXY STATEMENT.

                  (Continued and to be signed on reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                                December 31, 2003


                           Please date, sign and mail
                             your proxy card back as
                                soon as possible.

     Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AND THE PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS IN THIS EXAMPLE [X]
--------------------------------------------------------------------------------

  1.The election as directors of all of the following nominees for the term set forth below (except as marked to the contrary):

                                     NOMINEES:
[ ] FOR ALL NOMINEES                 Michael R. DeLuca (for a three year term to
                                     expire in 2006)

                                     Warren E. Palitz (for a three year term to expire in 2006)

[ ] WITHHOLD AUTHORITY               Jeffrey S. Steinberg (for a three year term
    FOR ALL NOMINEES                 to expire in 2006)

                                     Harold E. Sussman (for a one year term to expire in 2004)

[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee name(s) below:


                ------------------------------------------------

                ------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note    [ ]
that changes to the registered name(s) on the account may not be submitted via this method.
-------------------------------------------------------------------------------


  2. To approve an amendment to and the restatement of the Company's Amended and   FOR   AGAINST  ABSTAIN
     Restated Certificate of Incorporation to increase the number of authorized    [ ]     [ ]      [ ]
     shares of Common Stock from 9,000,000 to 209,000,000 shares.

  3. To approve an amendment to and the restatement of the Company's Amended and   FOR   AGAINST  ABSTAIN
     Restated Certificate of Incorporation to increase the number of authorized    [ ]     [ ]      [ ]
     shares of Preferred Stock from 3,000,000 to 203,000,000 shares.

  4. To approve a proposal to issue shares of 10.0% Series A convertible           FOR   AGAINST  ABSTAIN
     preferred stock in connection with the exchange offer and shares of Common    [ ]     [ ]      [ ]
     Stock issuable upon the conversion of 10.0% Series A convertible preferred stock.

  5. To ratify the appointment of BDO Seidman, LLP to serve as the Company's       FOR   AGAINST  ABSTAIN
     independent public accountants for fiscal 2004.                               [ ]     [ ]      [ ]

  6. In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Should the undersigned be present and choose to vote at the Annual Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of ABFS at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

The undersigned hereby acknowledges receipt of the ABFS 2003 Annual Report to Stockholders, Notice of the ABFS Annual Meeting and the Proxy Statement relating thereto.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                         --------------------------       --------                          ------------------------      ----------
Signature of Stockholder --------------------------  Date:--------  Signature of Stockholder------------------------ Date:----------

    Note: Please sign your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more then one name, all owners should sign.

Report of Independent Certified Public Accountants

American Business Financial Services, Inc.

Philadelphia, Pennsylvania

   We have audited the accompanying consolidated balance sheets of American Business Financial Services, Inc. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of income, stockholders' equity, and cash flow for each of the three years in the period ended June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Business Financial Services, Inc. and subsidiaries as of June 30, 2003 and 2002, and the consolidated results of their operations and their cash flow for each of the three years in the period ended June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman LLP

BDO Seidman LLP
Philadelphia, Pennsylvania
August 29, 2003, except for Note 1,
Business Conditions and Note 9, which
are as of September 22, 2003